                                                                  EXHIBIT 10.29a

                              COLLECTIVE AGREEMENT

                                 BY AND BETWEEN

                               ABT CANADA LIMITED

                                EAST RIVER PLANT

                                 CHESTER, N.S.,

                        HEREINAFTER CALLED THE "COMPANY"

                                      AND

                    COMMUNICATIONS, ENERGY AND PAPERWORKERS
                                UNION OF CANADA

                                      AND

                         ITS AFFILIATED LOCAL NO. 434,

                         HEREINAFTER CALLED "THE UNION"

                                   1997-2002

                               TABLE OF CONTENTS

TITLE PAGE

TABLE OF CONTENTS

TEXT OF AGREEMENT

ARTICLE

1    Purpose of the Agreement                                          1
2    Recognition, Union Security and Check-Off                         1
3    Management Rights                                                 2
4    Seniority                                                         3
5    Promotion, Lay-Off and Recall                                     4
6    Automation and Technological Changes                             11
7    Contracting Out                                                  12
8    Classification and Wage Rates                                    12
9    Plant Rules and Safety                                           13
10   Continuance of Operations                                        14
11   Vacations, Holidays and Leaves of Absence                        14
12   Adjustment of Complaints                                         15
13   Entire Agreement Clause                                          17
14   Duration of Agreement                                            17
15   Amendment of the Agreement                                       17
16   Validity                                                         17

APPENDIX A - HOURS OF WORK AND WAGE RATE SCHEDULE

A1   Hours of work and overtime                                       19
A2   Job classification and hourly rate scale                         28

APPENDIX B - VACATION PLAN, STATUTORY HOLIDAYS AND LEAVES OF
ABSENCE

B1   Vacation Plan                                                    34
B2   Plant Holidays                                                   37
B3   Non-Scheduled Holidays                                           39
B4   Bereavement Leave                                                40
B5   Jury Duty                                                        40

APPENDIX C - DISCIPLINE AND DISCHARGE                                 42

APPENDIX D - INSURANCE PLANS                                          43
AND RETIREMENT PLAN

LETTERS OF INTENT AND
ADMINISTRATIVE STATEMENTS                                             62

LETTER OF INTENT                                                      70

The parties agree all positions in the Plant are gender neutral. Whenever used, the term "he" will be interpreted to designate male or female employees.


                                   ARTICLE 1

                            PURPOSE OF THE AGREEMENT

IT IS THE PURPOSE OF THIS AGREEMENT TO SET forth the complete agreement on all matters negotiated and agreed to by both parties to this agreement and to peacefully adjust all disputes so that the operation of the plant will continue uninterrupted.

                                   ARTICLE 2

                   RECOGNITION, UNION SECURITY AND CHECK-OFF


2.01 The Company recognizes the Communications, Energy and Paperworkers Union of Canada Local 434, as the sole Bargaining Agent for those employees of the Company who come within the bargaining unit as certified by the Labour Relations Board (Nova Scotia) by Order L.R.B. 1099, dated the 21/st/ day of June 1967 as long as the said Order remains in full force and effect.

2.02 All employees eligible for Union membership will become members of the Union upon completion of their probationary period and will maintain such membership as a condition of continued employment.

2.03 The Company will deduct from each employee within the Union's jurisdiction from wages owing and payable to each employee such amount as may be designated in a written assignment of wages to the Union as provided for in
     Section 59,Sub-Sections 1 and 2 of the Act, which means a weekly proportion of the regular monthly membership dues and initiation fees of such employee. The monthly remittance of Union dues shall be made, by the Company to the designated Union official, on or about the 15/th/ of the month immediately following the deduction of such dues.

2.04 If any action arises from the compulsory check-off of dues or the deduction from wages in accordance with Sub-Section 2.03, the Union guarantees to hold the Company harmless from all liability and to reimburse all expenses incurred by the Company in defending such action.

2.05 The Union shall advise the Company in writing of the amount to be deducted from the wages of each employee within its jurisdiction, any change in the amount of deduction to be given by the Union to the Company in writing at least two (2) weeks prior to its effective date.

2.06 With the monthly remittance of Union dues, the Company shall furnish the Union with a duplicate statement showing the total amount deducted and the names of the employees for whom no deduction was made because their earnings were insufficient during the said monthly period.

2.07 The Company shall not be responsible for collecting any past or future arrears in Union dues, but shall be obliged only to check-off weekly a fixed amount as long as the wages owing and payable to the employee are sufficient to cover this deduction.

2.08 It is understood and agreed that all employees must complete a probationary period of ninety (90) sequential days of work without a defined break, and may be released by the Company during the first ninety (90) sequential days of work in the Company's sole discretion. If before completion of the probationary period, there is a defined break in the probationary employee's sequence of working days, which is sixty (60) days or longer, the probationary period for that probationary employee shall begin again upon the probationary employee's return to work. Following successful completion of the employee's probationary period, the employee's seniority will be backdated to the employee's date of hire, and the employee will become eligible for benefits.

2.09 The Union will provide the Company with a current listing of their stewards, and officers.

                                   ARTICLE 3

                               MANAGEMENT RIGHTS


3.01 The Company retains its right to manage the plant in all respects except as specifically limited by this Agreement.

3.02 The Company retains its right to establish from time to time rules and regulations governing employees covered by this Agreement providing that such rules and regulations are not inconsistent with the provisions of this Agreement.

                                   ARTICLE 4

                                   SENIORITY


4.01 Seniority is defined as follows:

     a)   Plant Seniority:  All time an employee has been employed at the East
          ---------------
          River Plant without a break as defined below.

     b)   Job Seniority:  All time an employee has been classified on a job in
          --------------
          the plant without a break as defined below.

     c)   Department Seniority (Maintenance):  All time an employee has been
          -----------------------------------
          classified in the Maintenance Department.

4.02 An employee will lose all service he has to his credit if he:

     a)   voluntarily leaves the service of the Company;

     b)   is discharged and is not reinstated;

     c) is laid-off in excess of twelve (12) consecutive months for employees with one (1) year of service or less;

     d) is laid-off in excess of twenty-four (24) consecutive months for employees with more than one (1) year of service;

     e)   refuses an offer of recall as stipulated in Section 5.08.

4.03 Seniority rights shall only be recognized after acceptance of the employees by the Company on completion of the training periods set out in 5.01. Subject to satisfactory performance throughout the training period or periods, seniority shall date from the commencement of the training periods.

4.04 Temporary personnel hired for work between April 15 and September 15 and between

     November 1 and November 15 shall not acquire seniority rights.

4.05 A seniority list showing job and plant seniority as mentioned above and the order of the line of progression shall be placed on the bulletin boards, and will be revised every six (6) months (January and July). The Local Union will be supplied twelve (12) copies of the revised seniority list.

4.06 a) An employee re-entering the bargaining unit after an absence of more than 259 cumulative working days but less than 259 days plus one (1) fiscal year will return to the labour pool, with the plant service he had acquired while he was in the bargaining unit for the purpose of bumping and job posting.

     b) An employee re-entering the bargaining unit, from a non-bargaining unit position after an absence of 259 cumulative working days plus one
          (1) fiscal year or more will return to the bargaining unit as a new employee, but will maintain seniority for the purposes of vacation only.

     c) Those employees who have previously left the bargaining unit will return under the language existing in the Labour Agreement at the time of leaving the bargaining unit.

4.07 Whenever an employee is granted a leave of absence by the Company he will generally continue to accumulate plant, job and department service. However, in certain special circumstances it may be decided, by mutual agreement between the Company and Local Union, that such service does not accumulate during the leave of absence.


                                   ARTICLE 5

                         PROMOTION, LAY-OFF AND RECALL


5.01 Lines of progression have been established in the plant. Promotions from the first step to the last within a line of progression shall be based on job seniority subject only to the senior employee being able to fulfill the normal requirements of a job following a trial and/or training period unless the Company and the Union agree that irrespective of a trial and/or training period such employee cannot fulfill the normal requirements of the job. Duration and nature of trial periods and training periods referred to in the sub-paragraph shall be determined by mutual agreement by the Company and the Union shall not in any case exceed a period of thirty (30) working days.

5.02 If an employee fails to prove himself or herself capable of performing the duties of the new job or if the employee should decide not to accept the new job, the employee may, after the trial period of not more than fifteen
     (15) working days, return to his former job without loss of seniority. In the case of trade apprentices the fifteen (15) working days should read sixty (60) working days.

5.03 a) An employee re-entering the bargaining unit, from a non-bargaining unit position, after an absence of less than 260 cumulative working days will return to his former classification in the bargaining unit and will maintain all seniority rights.

     b) An employee may be temporarily assigned to a non-bargaining unit position, i.e., not replacing a regular non-bargaining unit employee (ex. as an extra supervisor) and which does not include replacing for the purposes of absences such as vacation or sickness. In such circumstances, the employee may accumulate 259 working days in the assigned position. During the 259 working days, he may be returned to the bargaining unit as many times as is necessary without loss of seniority rights.

     c)   i)   If at any time within these 259 working days he is returned to the bargaining unit for a period of 12 full consecutive months, he will again be eligible to be temporarily assigned to a non-bargaining unit position and begin again to accumulate 259 working days in the assigned position.

          ii) If the employee exceeds 259 cumulative days and is subsequently returned to the bargaining unit, he shall return by one of the following:

*Within one fiscal year of the day he exceeds 259 cumulative working days he will return as per paragraph 4.06 a). If he remains in the bargaining unit for a period of 12 full consecutive months, he will again be eligible to be temporarily assigned to a non bargaining unit position and begin again to accumulate 259 working days in the assigned position.

If again removed from the bargaining unit within one fiscal year of the day he exceeded 259 cumulative days, he will then return as per paragraph 4.06 b).

**An employee who remains out of the bargaining unit for one fiscal year after having exceeded 259 cumulative days will then be returned to the bargaining unit as per 4.06 b).

     d) Those employees who have previously left the bargaining unit will return under the language existing in the Labour Agreement at the time of leaving the bargaining unit.

     e) When an employee is appointed on temporary assignment to a supervisory position not subject to this Agreement, the Company will notify the Department Steward of such assignment, giving the name of the employee and the expected duration of the assignment.

5.04 When a temporary vacancy of less than fourteen (14) days occurs and there is an employee in the same line of progression, fully qualified and capable of filling the vacancy, promotion will be made from the employees in the same line of progression in which the vacancy occurs, by the following method:

     FIRST
     -----

     The employee will move up the Line of Progression, and the bottom job shall be filled at straight time rates.

     SECOND
     ------

     Where a qualified and capable employee is not available to perform the duties of the vacancy, it will be filled by the employees in the job from which the vacancy occurred, by the following method:

     The employee performing the job on the preceding shift may remain at work on overtime rates.

     THIRD
     -----

     The vacancy will be offered, at overtime rates, by job seniority to the employees classified in that job.

     FOURTH
     ------

     The vacancy will be offered, at overtime rates, by job seniority to employees classified in that line of progression that are qualified and capable of performing the job. The vacancy will be offered to the most senior employees by job seniority in the top job in the line of progression then down the line of progression in the same manner.

     FIFTH
     -----

     Should all other methods fail, the employee performing the job on the preceding shift shall perform the job at overtime rates.

5.05 All temporary vacancies expected to last fourteen (14) days or more shall be filled as follows:

     a) The most senior employee in the plant classified in the job will be scheduled to fill the job vacancy.

     b) Those employees trained in spare jobs shall, as assigned by management, fill a temporary vacancy.

     c) If nobody meeting the requirements of a) and b) above is available, the line will move up and the entry job will be filled from among qualified employees in the labour pool based on plant seniority.

     d) If the job cannot be filled through a) b) and c) above, it will be posted as a temporary vacancy.

     e)   "Spare" jobs are not open to skilled trades.


5.06 If as a result of an error in the application of Articles 5.04 and/or 5.05, an employee loses an opportunity for overtime, the sole remedy that an adversely affected employee will be given is the next overtime work opportunity for which the adversely affected employee is qualified to make up the overtime lost. Such remedial overtime work opportunity assigned shall not be grievable.


5.07 a) In the case of a reduction in the work force, regular classified employees will be demoted step by step down their line of progression in the reverse order of the steps of their progression.

     b) An employee who is laid-off from the bottom job in an established line of progression may displace an employee in the bottom-rated job of another established line of progression within the operating departments, if he has longer plant seniority than the latter and if he is capable of performing the duties of the job to which he seeks appointment. However, in the event this layoff is for fourteen (14) days or more, a ten (10) working day training/trial period will be provided for the job to which the employee seeks appointment.

     c) If an employee is laid-off from the bottom job of an established line of progression and he does not have the Plant Seniority necessary to claim a bottom-rated job in another line of progression as per 5.07 b) above, while there are more junior employees in point of plant service on jobs classified in Class 2, 3 or 4, the Company will allow the most senior employee in point of job seniority on a bottom-rated job who is capable of performing the duties of the job held by the most junior employees classified in Class 2, 3 or 4 to displace that junior employee. This will create a job vacancy on a bottom job which may be claimed under the provisions of paragraph 5.07 b) above. In the event the above cannot be done due to an employee being frozen on a bottom-rated job, the displacement will take place at the level above the bottom-rated job providing the job falls in a Class 2, 3 or 4.

     d) After the application of paragraph a) b) c) above, if there is still a senior employee in point of plant seniority who is unemployed while junior employees are scheduled to work in Class 5, then the most junior Class 5 in point of plant seniority will be laid off and employees will move up the line of progression. This will create a vacancy on the bottom job which may be claimed under the provisions of
          5.07 b) above. If this procedure still does not provide employment for a senior employee in point of plant seniority while junior employees are working, the procedure will then be repeated with Class 6 and eventually with Class 7, if necessary. If employees in the line of progression are not qualified and capable of filling the vacancy in Class 5, 6 or 7, the job will be filled as follows:

          i) if the lay-off is expected to exceed fourteen (14) days, the Company will provide the training to the senior employee in the line of progression so he can move up the line.

          ii) if the lay-off is for fourteen (14) days or less, the vacancy will be filled by a senior employee in the plant who is qualified and capable of performing the job without training.

     e) The Company will post a weekly schedule thereby giving notice to employees who are affected by a temporary reduction in the work force by noon on Wednesday. Employees so affected must give notice to the Company of their intention to exercise their bumping rights before 9 A.M. Friday following the posting of the first schedule showing the reduction.

          The Company will attempt to notify those employees who are absent from work for a justifiable cause at the time of the announcement.

     f) In the case of a temporary reduction in the work force, employees who have exercised their bumping rights will not be able to progress in that line of progression on a permanent classified basis until all the employees who are displaced in that line of progression have returned to the occupation they would have held had they not been displaced.

     g) In the case of a temporary reduction in the work force, employees who have exercised their bumping rights will return to their regular classification following the completion of the temporary reduction of the work force or as per dispositions of 5.05 above.

     h) In the case of a reduction of the work force in the maintenance department, the employees displaced will be the ones having the least departmental seniority in the trade in which the reduction occurs.

     i) The employees to be laid-off from the labour pool will be the most junior in plant service.

     j) Notwithstanding anything else to the contrary in this Collective Agreement, the position of Water Treatment Plant Operator is not
                                                                       ---
          subject to the bumping provision of Article 5.
          -------

5.08 When recalling employees in Class 7 and below, plant seniority will apply.

     When recalling employees on jobs in Class 8 and above the jobs will be filled by the employee with the most plant seniority who held the classification according to the seniority list at time of lay-off.

     a) The employee must return to the service of the Company within ten (10) days of notice of recall. Failure to return within ten (10) days of recall will result in loss of recall rights.

     b) The lay-off will be a termination of employment and recall rights will lapse if:

          i) the lay-off lasts more than twelve (12) consecutive months without re-employment for employees with one (1) year of service or less;

          ii) the lay-off lasts more than twenty-four (24) consecutive months without re-employment for employees with more than one (1) year of service.

5.09 Should an employee who has been laid off not be re-employed as stated above, the Union will be advised of the reason therefore in writing.

5.10 When a vacancy occurs in the bottom job in any line of progression the Company shall post on the bulletin board a notice concerning the job vacancy; such posting shall be for a period of fourteen (14) calendar days and the Company shall have the right to make a temporary appointment without grievance. Such notice shall indicate the qualifications essential for the job and will also state the qualifications necessary for promotion within the line of progression.

5.11 In selecting the employee to fill the vacancy from the applicants, the Company shall be guided by the factors set out in paragraph 5.01 of this Article. The successful applicant shall be in the new position within fifty (50) days of the job posting expiry date.

5.12 If none of the applicants qualify for the job posted, the Company will select from the qualified applicants outside of the bargaining unit.

5.13 Successful applicants for job posting will be limited to one job posting for twelve (12) months providing it does not involve an increase in pay.

5.14 A regular employee being awarded a job posting shall not accumulate any seniority rights on the new job for the first fifteen (15) working days. Subject to satisfactory service on the new job, the employee's job seniority shall date from the commencement date of the fifteen (15) working day period. If during this fifteen (15) working day period, the employee is, in the Company's opinion, not capable of satisfactory performance or should the employee request to revert to the employee's former job, the employee shall immediately return to the employee's former job without loss of seniority. In the case of trade apprentices, the fifteen (15) working days should read sixty (60) working days.

5.15 It is agreed that an employee's service will be terminated on the first day of the month following his 65/th/ birthday.

                                   ARTICLE 6

                     AUTOMATION AND TECHNOLOGICAL CHANGES


6.01 The Company undertakes to advise the Union in advance as far as is possible, of any technological or operational changes or installation of new equipment which the Company has decided to introduce which will result in significant changes in the employment status of employees or significantly alter the job content of one or more employees.

     When the above results in a reduction of the workforce, it will be carried out in the same manner as a lay-off and the terms of Article 5 will apply.

6.02 The Company agrees to discuss with the Union the effect of such technological or major operational changes on the employment status of employees and to consider practical ways and means of minimizing the adverse effect on employees displaced by such changes. Such measures as early retirement, retraining and transfers to other existing jobs will be considered.

6.03 If a permanent employee with one year's continuous employment is set back to a lower paid job due to the elimination of his job under conditions set forth above, he shall retain the the rate of the permanent payroll position for a period of six (6) months. At the end of the six (6) month period, the rate for the job to which he is assigned will apply. Seasonal or temporary employees are not covered by this clause.

6.04 A permanent employee with one (1) year's continuous service who will be laid off due to job elimination under conditions set forth above will be given notice of the impending change in employment status at the earliest possible time.

6.05 Whenever a major change is made at the Mill which creates a new job classification or major changes in the duties and/or responsibilities of the existing classifications, the Company will establish new rates of pay. If the rates of pay are not acceptable to the Union after discussion, the normal grievance procedure will be followed.

                                   ARTICLE 7

                                CONTRACTING OUT


7.01 a) The Company will not contract out repair and maintenance work which is regularly performed by the repair crew for which the Plant is equipped and for which crews are available and which employees are capable of doing.

     b) Whenever possible all new equipment being installed shall be done by the repair and maintenance crew.


                                   ARTICLE 8

                         CLASSIFICATION AND WAGE RATES


8.01 The wage rates as shown in Appendix A are effective during the term of this Agreement. There shall be no change in these schedules except insofar as new jobs are created and old jobs disappear, which decisions shall be the responsibility of the Company.


8.02 a) The Company agrees to pay all employees every week. The pay period shall begin and end twelve (12) midnight each Saturday and pay day shall be each Thursday beginning at 3:00 p.m. if possible.

     b) The present system of paying will be replaced by a pay deposit system for all employees. Pay will be deposited each week to a chartered bank of the employee's choice. Under this system, an employee's pay can be available to him not later than the end of the banking day on Thursday of each week. An earnings and deductions statement will be available by Friday noon of each week. This pay deposit system will be put in place for interested employees hired on or before December 15, 1997 providing 60% or more of the employees wish to participate. Employees hired after December 15, 1997 shall be paid by direct deposit.

8.03 SHIFT DIFFERENTIALS
     -------------------

     a) A shift differential of thirty cents (30) per hour on the 4:00 p.m. to twelve midnight shift and sixty-five cents (65) per hour on the twelve midnight to 8:00 a.m. shift, will be paid to employees:

          i) who are working during these shifts on jobs on a rotating shift basis and

          ii) for work previously scheduled and performed between the hours of 4:00 p.m. and 8:00 a.m. with the exception that no shift differential will be paid to day workers for work which normally ends at 4:30 p.m.

     b) The shift differentials shall not enter into the calculation of holiday pay, vacation pay, nor shall they enter into the calculation of overtime.

8.04 When an employee temporarily replaces an employee in the same line of progression, who is doing a job which commands higher pay for two (2) hours or more the employee shall be paid at the higher rate so long as he continues at that job, except normal relief practices where such higher rate does not apply.

8.05 An employee who replaces a salaried foreman for a period of at least one
     (1) plant day, receives a rate which is 10 percent (10%) higher than the rate paid the highest occupation supervised.


                                   ARTICLE 9

                            PLANT RULES AND SAFETY


9.01 Plant rules will be posted in a prominent place in the plant. The employees and local Union representatives will be notified in advance of any changes in these rules.


9.02 A Joint Health and Safety Committee shall be established at the Plant, and will consist of three representatives from the Company and three representatives from the Union. The function of the committee shall be advisory to management in all matters pertaining to the safety of employees.

9.03 Any employee or group of employees who believe that he is, or they are requested to work under dangerous or unhealthy conditions incompatible with the normal risk inherent to the occupation concerned, will have the right to report these conditions to his Supervisor or his accredited representative and to refuse to perform such work without penalty. An employee who violates safety rules or regulations will be subject to disciplinary action.

9.04 Accidents must be reported at once by the injured employee or, if he is physically unable to do so, by all witnesses to the foreman or supervisor who in turn shall advise the Joint Health and Safety Committee.

9.05 In the case of an employee suffering a disabling lost time accident on the job he will be paid as if he had worked his full normal day or shift.

9.06 The Company will contribute up to $60.00 per calendar year toward the cost of one pair of CSA approved safety shoes purchased by an employee. The employee will be required to show proof of purchase. Effective 12/17/99, the Company contribution will increase to $75.00 per calendar year. The wearing of safety shoes is mandatory.


                                  ARTICLE 10

                           CONTINUANCE OF OPERATIONS


10.01 There shall be no strikes, walkouts, lockouts, or other similar interruptions of work during the life of this Agreement.


                                  ARTICLE 11

                   VACATIONS, HOLIDAYS AND LEAVES OF ABSENCE


11.01 Vacations, holidays and leaves of absence will be granted by the Company in accordance with the provisions of Appendix B which is attached hereto and which forms part of this Agreement.

                                  ARTICLE 12

                           ADJUSTMENT OF COMPLAINTS


12.01 GRIEVANCE PROCEDURE
      -------------------

      Complaints must be submitted within seven (7) calendar days of the event giving rise to the grievance. A grievance is defined as a dispute over the meaning of application of the express provisions of the Agreement. It is the mutual desire of both parties that grievances of any employee shall be adjusted quickly, and it is understood and agreed that no grievance exists until the appropriate immediate supervisor to whom the employee is responsible has had the opportunity at the first step to adjust the complaint with the employee, with or without the shop Steward.

      a) If any such grievance with or without the Shop Steward being present has not been settled at Step 1, the grievance may be dropped, or, within seven (7) calendar days of the event giving rise to the grievance must be submitted in writing to the Superintendent containing as a condition of its arbitrability a statement of the facts relied upon, including events, dates, and persons, specification of the article(s) of the Collective Agreement allegedly violated and the specific remedy sought. The designated management representatives will meet at Step 2 with the Chief Shop Steward and the aggrieved employee to study the merits of the case. A grievance which pertains to Company conduct affecting employees in more than one (1) department may be timely initiated by the Union at Step 2, bypassing Step 1, with agreement of the Company's designated management representatives.

      b) Upon failure to satisfactorily settle the grievance at Step 2, the matter may be dropped or, within ninety-six (96) hours following the Step 2 meeting, the grievance must be submitted to the Plant Manager or the Plant Manager's designate. The designated management representatives will meet at Step 3 with not more than three (3) local Union representatives, one (1) National Representative, and the aggrieved employee to study the merits of the case.

      c) If the grievance is not resolved at Step 3, it may be dropped or, within ten (10) days following the Step 3 meeting, the grievance must be processed in writing to arbitration as provided in Section 12.02. The parties may mutually agree in writing to have the grievance heard at the Voluntary Planning Process. If management, at any step, fails to respond to the grievance, the grievance shall be treated as having been denied, and may be advanced to the next step, up to Step 3 but not including arbitration, upon ten (10) days written notice from the Union following the last step meeting between the parties on the grievance.

12.02 ARBITRATION PROCEDURE
      ---------------------

a) When the Union requests that a grievance, as defined in Section 12.01 as to the violation of this Agreement be submitted to arbitration, it shall make such request in writing addressed to the Company.

b) A single arbitrator will be selected in rotation from a list, acceptable to both parties, within the thirty (30) days of notification of intent to arbitrate. If the arbitrator so selected cannot hear the case within ninety (90) days time following selection, the parties may select the next arbitrator on the list and so on until an arbitrator is available. In the event none of the arbitrators on the list can serve, the parties will endeavour to reach agreement on an arbitrator to hear the case. If agreement cannot be reached, the Minister of Labour of the Province of Nova Scotia shall be requested to appoint an impartial individual to act as arbitrator. The following list of Arbitrators is accepted by the parties for hearings:

                                  Bruce Outhouse
                                  --------------
                                  Innis Christie
                                  --------------
                                  Milton Veinot
                                  -------------
                                  John MacPherson
                                  ---------------


c) No matter may be submitted to arbitration which has not been timely carried through all previous steps of the grievance procedure.

d)   i)   The Arbitrator shall not have the authority to alter or change any of the provisions of this Agreement or to substitute new provisions in lieu thereof, nor to give any decision inconsistent with the terms and provisions of this Agreement.

ii) The Arbitrator's decision shall be final and binding on both parties to this Agreement.

     e) The fees and expenses of the Arbitrator, and any other hearing costs, shall be paid by the losing party in arbitration after decision by the arbitrator, or by the Local Union when grievances are withdrawn from arbitration before decision by the arbitrator.

12.03 The time limits specified herein shall be deemed to be exclusive of Saturdays, Sundays, and Plant Holidays, and may be extended by mutual written consent of the parties.

                                  ARTICLE 13

                            ENTIRE AGREEMENT CLAUSE


13.01 This Collective Agreement constitutes the entire agreement between the parties and supersedes and replaces all previous agreements and practices both written and oral.


                                  ARTICLE 14

                           DURATION OF THE AGREEMENT


14.01 Except as otherwise provided in Section 15.01, this Collective Agreement shall be in effect from date of signing up to and including December 15, 2002.


                                  ARTICLE 15

                          AMENDMENT OF THE AGREEMENT


15.01 a) Either party shall have the option of terminating the Collective Agreement early, either at midnight on December 15, 1999, or at midnight on December 15, 2001, by giving the other party not less than sixty (60) days notice in writing prior to December 15, 1999 or December 15, 2001; otherwise, the provisions of this Collective Agreement shall remain in full force and effect up to and including December 15, 2002, and shall automatically terminate thereafter.

      b) All amendments negotiated during the renewal of the present Collective Agreement shall become effective on the date of signing, unless indicated otherwise.


                                  ARTICLE 16

                                   VALIDITY


16.01 Any provisions of this Agreement which shall be contrary to the laws of the Province of Nova Scotia or of the Dominion of Canada shall be considered null and void without affecting the validity of the remaining provisions of the Agreement. The undersigned Company and Union representatives agree to the foregoing amendments as a basis for renewal of the Agreement to which the aforementioned parties are signatory.

      IN WITNESS WHEREOF, the parties have signed these presents as of the ______ day of February 1998.


COMMUNICATIONS, ENERGY AND                   ABT CANADA LIMITED
PAPERWORKERS UNION                           EAST RIVER PLANT


By: ____________________________             By: _____________________________
     Dennis Grant                                   Steven J. Fishman

COMMUNICATIONS, ENERGY AND                   By: _____________________________
PAPERWORKERS UNION LOCAL 434                        Donald Grimm

By: ____________________________             By: _____________________________
     David Countway                                 Phil J. Ellwood
     President

By: ____________________________
     Roger Collicutt
     Vice President-Production

By: ____________________________
     Barry Bunch
     Vice President-Trades

By: ____________________________
     David Broome, Alternate

By: ____________________________
     Philip Cooke, Trades

By: ____________________________
     Mike Gillis, Production


DATE OF RATIFICATION:

                                  APPENDIX A

                     HOURS OF WORK AND WAGE RATE SCHEDULE

                        A1 - HOURS OF WORK AND OVERTIME
                             --------------------------


A1.01 OPERATIONS
      ----------

      a)   The normal operation of the plant will be seven (7) days per week.

      b) Regular continuous operation means a seven (7) day a week operation, week in and week out, with crews adequate in size for employees to maintain a normal work week.

      c) Notwithstanding the above, the plant or any portion of the plant may operate less than seven (7) days.

A1.02 The Work Day is defined as the period of 24 consecutive hours beginning at the starting time of the employees scheduled work day or shift.

A1.03 The Plant Week is defined as the seven (7) day period beginning at 00:01 hours on Sunday either Atlantic Standard Time or Atlantic Daylight Saving Time, whichever is in effect.

A1.04 HOURS FOR DAY WORKERS
      ---------------------

      a) The regular schedule of hours for day workers will be from 8:00 a.m. to 4:30 p.m., Monday to Friday, with a 1/2 hour lunch scheduled between 12:00 noon and 1:00 p.m. at the Company's discretion.

           However, when scheduled to work on one (1) or two (2) shifts, the Utility employee on days will normally be scheduled from 6:00 a.m. to 2:00 p.m.

      b) Whenever a change in an employee's weekly posted work schedule becomes a necessity the Company will give such employee or employees twenty-four (24) hours notice prior to the beginning of the new scheduled hours. Failing such notice the employee affected will be paid time and one-half for all hours worked on the first day of his new schedule.

      c) When tradesmen are temporarily scheduled to work on shift, such shift assignments shall be shared among tradesmen in the same classification. Employees skilled and assigned as heavy equipment mechanics shall not work shifts unless assigned by the Company.

      d) When it is necessary to maintain a crew of day workers outside of the established hours, shifts if possible will be structured to give employees an opportunity to rotate on a weekly or other convenient basis.

A1.05 HOURS FOR SHIFT WORKERS
      -----------------------

      a) The shifts shall be arranged to suit the running schedule of the Plant and to avoid any interruption in normal operation. The Union shall be advised of any change in cases of re-scheduling shifts;

      b) The regular hours of work for shift employees in a plant day shall be on a three shift basis as follows:

               8:00 a.m. to 4:00 p.m.
               4:00 p.m. to 12 midnight
               12 midnight to 8:00 a.m.

           Shifts will rotate in regular sequence.

      c) At the end of a shift, no shift worker may leave his place until his mate has reported to him to take on the responsibility of the job. If a shift worker does not report for his regular shift, his mate on duty shall notify his foreman or department superintendent. The mate shall then remain at his post until a substitute satisfactory to management has been secured and has taken over the job, or if necessary, he shall work an extra shift.

      d) Whenever a change in an employee's work schedule becomes a necessity the Company will give such employee or employees twenty-four (24) hours notice prior to the beginning of the new scheduled hours, if such change was not contained in the posted weekly work schedule. Failing such notice the employee affected will be paid time and one-half for all hours worked on the first day of his new schedule.

A1.06 EMPLOYEES REPORTING FOR WORK AND NO WORK AVAILABLE
      --------------------------------------------------

      Employees who report for work and find that no work is available because of a change in plans other than an emergency situation shall be paid three
      (3) hours minimum. If an
      employee starts his work and is sent home because of a change other than an emergency situation, he shall receive a minimum of four (4) hours pay regardless of time worked less than four (4) hours.

A1.07 SCHEDULED DAYS OFF - SHIFT WORKERS
      ----------------------------------

      a) The work schedules will be posted in the departments no later than 1:30 p.m. on the Thursday preceding the work week and will show the employee's scheduled day or days off.

      b) An employee may change his scheduled day or days off with the consent of his supervisor provided such an arrangement is made at least twenty-four (24) hours before such change.

      c) In the case of emergency or by mutual consent an employee's scheduled day or days off may be changed by the employee's supervisor on not less than twenty-four (24) hours' notice with the assignment of some other day or days off during the same week.

      d) It is the employee's responsibility to check the Weekly Work Schedule as it is posted on the Thursday, preceding the work week. Should changes occur subsequent to the Thursday posting time, the Company will notify all employees concerned.

A1.08 a)  CALL-IN DAY WORKERS
          -------------------

          For Day Workers, call-ins will be paid for at the rate of time and one-half with a minimum of four (4) hours pay at straight time for the work performed on each call based on the employee's regular rate of pay. Whenever an employee is called to the Plant on emergency work the employee will be paid time and one-half for the employee's time on such work until the employee completes the work called in for or until the employee's next scheduled working period, whichever comes first. An employee shall not work more than sixteen (16) hours in any twenty-four (24) hour period except in cases of emergency which shall mean loss of life or property. Loss of production shall not mean loss of property. Only employees qualified to perform the work will be called in for emergency work.

      b)  CALL-IN TOUR
          ------------

          When a tour employee is notified before finishing his shift that he must return later the same plant day, this shall constitute a call or if the tour employee is called to the plant on his scheduled day or days off or after his regular working hours and required to go on duty prior to the scheduled starting time of a regular shift, this shall also constitute a call and all calls will be paid for at the rate of time and one-half with a minimum of four (4) hours pay at straight time based on the employee's regular rate of pay for the work performed on each call.

      c) A call-in is for a breakdown. An employee called in may be used on an unrelated breakdown without being paid another call premium.

      d) When an employee is called on Sunday or a statutory holiday between the hours of twelve midnight and 4:00 a.m., he shall be paid a minimum of six (6) hours at straight time based on his regular rate of pay.

      e) Those employees who live within a twenty (20) road mile distance of the plant shall be the first eligible for a call-in, in order of their job seniority.

      f) If as a result of an error in the application of A1.08, an employee loses a call-in opportunity, the sole remedy that an adversely affected employee will be given is the next call-in opportunity for which the adversely affected employee is qualified to make up for the call-in opportunity lost. Such remedial next call-in opportunity assigned shall not be grievable.

A1.09 OVERTIME
      --------

      a) All employees will be paid at the rate of time and one-half for all hours worked on Sunday or on a statutory holiday.

      b) When an employee is required to work on his scheduled day or days off, he will be paid at the rate of time and one-half for all hours worked.

      c) When an employee is required to work more than eight (8) hours on Sunday or a statutory holiday, he will be paid an extra half time premium for those hours worked in excess of eight (8) hours.

      d) All employees will be paid at the rate of time and one half for all hours worked in excess of eight (8) hours in one (1) working day, except that time and one-half will not be paid under this provision when the work is caused by:

          i) Overtime work by special arrangements between a shift worker and his mate to exchange shifts with the approval of his supervisor.

          ii) Where a vacancy is known to exist while preparing the work schedule for the next week, labour pool employees will be scheduled to follow a regular shift where at all possible. Labour pool employees not scheduled for 40 hours on the weekly work schedule, will be paid at straight time until they have worked five (5) non-consecutive eight (8) hour shifts in a work week.

      e) Whenever an employee is required to report for work prior to the beginning of his regular scheduled hours he will be paid time and one-half for such hours. Hours, once used to determine overtime pay entitlement, shall not enter into any other calculation made for purposes of determining overtime payment due under the provisions of this Agreement.

      f) The Company will make every effort to provide transportation to employees who have worked overtime and have no available transportation.

A1.10 MEAL ALLOWANCE
      --------------

      a) Unless given twelve (12) hours' previous notice, a shift worker required to work more than one and one-half (1 1/2) hours beyond his regular shift, or called in more than one hour before his shift begins, will receive a meal allowance.

      b) Unless given twelve (12) hours' previous notice, a day worker required to work more than one and one-half (1 1/2) hours beyond 4:30 p.m. or called in earlier than 7:00 a.m. will receive a meal allowance.

      c) In the case of extended overtime, a meal allowance will be provided every four (4) hours after the first meal allowance.

      d)  The meal allowance will be five ($5.00) dollars.

A1.11 EMERGENCY SHUTDOWNS
      -------------------

      During an emergency shutdown of twenty-four (24) hours or less, including the shift in which the shutdown occurred and the two shifts following such emergency shutdown, the Company need not provide work for those persons affected by the emergency shutdown and there shall be no obligation to compensate those persons for any loss associated with the emergency shutdown. However, if such emergency shutdown extends beyond twenty-four hours those affected employees may exercise their layoff rights.

A1.12 Employees excluded from the Bargaining Unit will not perform the work of any job covered by this Agreement except in the probability of danger to life or property, or for the purpose of instruction, or to facilitate production.

A1.13 12 HOUR SHIFTS
      --------------

      When Management decides to schedule 12 hour shifts, the following shall apply:

      a) All mention of days of work in the Collective Agreement e.g. Articles 2:08, 4:06, 5:01, 5:02, 5:03, 5:14 etc., shall be converted to hours of work for the employees.

      b)  1)   The regular hours of work for shift workers under A1.05,
               while working the Compressed Work Week shall be on a two (2) shift basis, which are:

                    8:00 A.M. to 8:00 P.M.    (Days)
                    8:00 P.M. to 8:00 A.M.    (Nights)

               Shifts shall rotate in regular sequence.

          2) These employees will not be scheduled for less than 12 hours of work, however the Company cannot guarantee hours for anyone.

          3) Weekly hours of work shall average 42 hours per week, with the exception of the Production Department on a 5 day shift cycle which shall average 40 hours per week.

          4) At the end of the shift, no shift worker may leave his or her place until his or her mate has reported to him or her to take on the responsibility of the job. If a shift worker does not report for his or her regular shift, his or her mate on duty shall notify his or her supervisor or department superintendent. The mate shall then remain at his or her post until a substitute satisfactory to management has been secured and has taken over the job. AN EMPLOYEE SHALL NOT WORK MORE THAN SIXTEEN (16) HOURS IN ANY TWENTY-FOUR (24) HOUR PERIOD EXCEPT IN CASES OF EMERGENCY WHICH SHALL MEAN LOSS OF LIFE OR PROPERTY.

          5) Hours of work for LABOUR POOL employees shall not exceed forty-four (44) hours weekly while any part of the employee's schedule is on the Compressed Work Week. All hours in excess of 44 shall be at the rate of time and one half, except when following a shift rotation, where all hours in excess of 48 shall be at time and one half.

          6) All employees scheduled to work a 12 hour shift shall be scheduled so that they receive 12 hours off prior to and subsequent to working his scheduled 12 hour shift.

          7) When a Day Worker is required to replace a 12 hour shift tradesman, he or she will be given the option, upon his or her return to day work, to work straight time rates to make up his or her regular 40 hour work week by working 4 hours extra (with the option to remain for the entire 8-hour day at straight time rates), or he or she may opt to take the shorter work week.

      c) Time and one half under Section 1.09 will be paid for all hours worked before and after the regularly scheduled daily hours and for all regularly scheduled hours worked on Sunday or Statutory Holidays and for hours worked on scheduled days off. An additional half-time premium will be paid for hours worked in excess of 12 hours on Sunday or on a Statutory Holiday.

      d)  When a temporary vacancy of less than fourteen (14) days occurs under
          Section 5.04, and there is an employee in the same line of progression, fully qualified and capable of filling the vacancy, promotion will be made from employees in the same line of progression in which the vacancy occurs, by the following method:

          FIRST
          -----

          The employee will move up the Line of Progression and the bottom job shall be filled at straight time rates.

          SECOND
          ------

          Where a qualified and capable employee is not available, to perform the duties of the vacancy, it will be filled by the employees in the job from which the vacancy occurred by the following method:

          The vacancy will be offered, at overtime rates, by job seniority, to the employees on their days off that are classified in that job.

          (No employee will be offered the opportunity to fill the vacancy if the vacancy occurs on the shift preceding their own scheduled shift.)

          THIRD
          -----

          Failing to fill the vacancy by the previous methods, the Company shall have the right to offer the overtime shift to any employee who is qualified and capable of performing the duties of the vacancy.

          FOURTH
          ------

          As a last resort, the most junior classified employee, by job seniority on his or her days off shall be required to report for work.

          At this step only, the employee required to report for work on his or her days off shall have the option to one of his or her regular scheduled shifts off on his or her next work cycle, if such arrangements can be made at straight time rates.

          NOTE:  Employees must let their supervisor know, IF REQUESTED, where
          ----
          they can be contacted during their scheduled days off, in advance.

      e) For the purpose of shift differential under Section 8:8.03 it will be paid as follows:-

          During the 8:00 A.M. to 8:00 P.M. shift
          -    4 hours shift differential from
               4:00 P.M. to 8:00 P.M. ($0.30)

          During the 8:00 P.M. to 8:00 A.M. shift
          -    4 hours shift differential from
               8:00 P.M. to 12:00 P.M. ($0.30)

               8 hours shift differential from
               12:00 P.M. to 8:00 A.M. ($0.65)

      f)  VACATION PAY
          ------------

          Employees will be scheduled according to their 12-hour shift during one (1) shift cycle and pay for vacation purposes will be spelled out in the Collective Agreement. An employee shall have the option of either working the first or last day of his or her four (4) day shift cycle.

      g)  NON SCHEDULED HOLIDAYS
          ----------------------

          Each employee will be entitled to forty (40) hours of non-scheduled holiday pay to be taken in the following method:

               4 holidays with 10 hours pay for each day taken.

      h)  BEREAVEMENT LEAVE
          -----------------

          40 hours maximum (3 days - 2 paid 12 and one paid 16 hours) for spouse, child, adopted child or step-child.

          24 hours maximum (2 working days) for mother, father, brother, sister, mother-in-law, father-in-law, step-mother, step-father, foster parents, grandparents, daughter-in-law, son-in-law, step-brother, step-sister.

          8 hours maximum for brother-in-law or sister-in-law.

      i)  JURY DUTY
          ---------

          An employee who is prevented from working his or her scheduled shift due to being on jury duty; or as a subpoenaed witness shall be paid the difference between the pay received for such duties and his or her normal straight time hourly earnings which he or she otherwise would have received.

A2 - JOB CLASSIFICATION AND HOURLY RATE SCALE
     ----------------------------------------

     Payable in the payroll period immediately following:

                    Date of   Dec. 17    Dec. 17   Dec. 17   Dec. 17
                    Signing   1998       1999      2000      2001


A2.01

CLASS I
-------
Cleaner                     $14.38  $14.60  $14.89  $15.15  $15.45
Labourer
Strapper/Labourer

CLASS II
--------

#2 Plate Washer             $14.54  $14.76  $15.06  $15.32  $15.63
Grader-Helper - Mohog
Warehouseman
Finishing Machine Helper

CLASS III
---------

Grader-Mohog                $14.68  $14.90  $15.19  $15.46  $15.77
Groover Op.-Print Line

Coating Plant Helper -
Siding Line
Finishing Machine Op.
Fire Watch (temporary
Occupation)

CLASS IV
--------

#1 Plate Washer             $14.86  $15.08  $15.38  $15.65  $15.97
Spline Operator
Strapper Feeder Print Line

     ----------------------------------------

     Payable in the payroll period immediately following:

                       Date of   Dec. 17    Dec. 17   Dec. 17   Dec. 17
                       Signing   1998       1999      2000      2001

CLASS V
-------

Chipper Operator       $15.04    $15.27     $15.57    $15.85    $16.16
Volvo Operator
Grader - Print Line
Grader - Siding Line
Outward Lift Op.
*Island Sander/
Inward Lift Operator

CLASS VI
--------

Wrapper Operator       $15.26    $15.48     $15.79    $16.07    $16.39
Chip Handler
Assistant Sawyer
Paint Man (DRC)

CLASS VII
---------

Carry Lift Op.         $15.45    $15.68     $15.99    $16.27    $16.60
Lab Tester
Shaper Operator -
 Siding Line
Utility Man - Print Line
Utility Man - Siding Line

CLASS VIII
----------

General Utility -
 Production            $15.68    $15.92     $16.24    $16.52    $16.85
Assistant Press Op.

*Class VI will apply when both Sander and Square Tile are being run.

     ----------------------------------------

     Payable in the payroll period immediately following:

                       Date of   Dec. 17    Dec. 17   Dec. 17   Dec. 17
                       Signing   1998       1999      2000      2001

CLASS IX
--------

Coating Plant Op.
  -Siding Line         $15.94    $16.17     $16.50    $16.79    $17.12
Rehumidifier Shaper
  Operator
Fire Marshal
Woodyard Chargehand
Plate Repairman
Scaler
Stores Attendant


CLASS X                $16.36    $16.61     $16.94    $17.24    $17.58
-------

CLASS XI
--------

Press Op.              $16.98    $17.24     $17.58    $17.89    $18.25
Forming Machine Op.
Head Op. Print Line
Coordinator - Siding Line
No. 1 Lab Technician
Sr. Stores Clerk


CLASS XII
---------

Defibrator Operator    $17.10     $17.36    $17.71    $18.02    $18.38
Head Sawyer

     ----------------------------------------

     Payable in the payroll period immediately following:

                       Date of   Dec. 17    Dec. 17   Dec. 17   Dec. 17
                       Signing   1998       1999      2000      2001

CLASS XIII
----------

General Operator       $17.32    $17.58     $17.93    $18.24    $18.61


A2.02

MAINTENANCE DEPARTMENT

Knife Grinder &
  Saw Repair           $15.94    $16.17     $16.50    $16.79    $17.12
Grinderman             $15.45    $15.68     $15.99    $16.27    $16.60
Painter-Insulator      $15.45    $15.68     $15.99    $16.27    $16.60
Oiler                  $15.45    $15.68     $15.99    $16.27    $16.60
Tradesmen, Class A     $18.92    $19.20     $19.59    $19.93    $20.33
Tradesmen, Class B     $16.50    $16.75     $17.09    $17.39    $17.73
Tradesmen, Class C     $15.38    $15.61     $15.92    $16.20    $16.52
Tradesmen, Helper A    $14.81    $15.03     $15.33    $15.60    $15.91
Tradesmen, Helper B    $14.60    $14.81     $15.11    $15.38    $15.68
Tradesmen, Helper 2    $14.60    $14.81     $15.11    $15.38    $15.68

*Water Treatment Plant Operator
     Level 1 N.S. Environmental Certificate equivalent to Class XI
     Level 2 N.S. Environmental Certificate equivalent to 2/nd/ Class Stationary
     Engineer
     Level 3 N.S. Environmental Certificate equivalent to 1/st/ Class Stationary
     Engineer


1/st/ Class Stationary Engineer,
Boiler & Compressor
Plant                  $18.92     $19.20    $19.59    $19.93    $20.33

2/nd/ Class Stationary Engineer,

Boiler & Compressor Plant     $17.79     $18.06    $18.42    $18.74  $19.12

A2 - JOB CLASSIFICATION AND HOURLY RATE SCALE (CONT'D)
     ----------------------------------------

     Payable in the payroll period immediately following:

                                    Date of   Dec. 17    Dec. 17   Dec. 17   Dec.17
                                    Signing   1998       1999      2000      2001
3/rd/ Class Stationary Engineer,
Boiler & Compressor Plant          $16.41    $16.66     $16.99    $17.29    $17.64


NOTE 1: Tradesmen are: Mechanics, Welders, Instrument Men, Machinists, Electricians (Motormen), and Carpenters.


NOTE 2: Tradesmen-Helper 2 who are not enrolled in an apprenticeship program will be the only employees bumpable in the Maintenance Department.


NOTE 3:   a)   The Knife Grinder and Saw Repair Classification rate will
               continue to be paid equivalent to a Class IX.


          b) The classification rate of Grinderman, Painter-insulator and Oiler will continue to be paid equivalent to a Class VII.


NOTE 4: A qualified Tradesman Class A, assigned to profile embossed plates will be paid a premium of $0.50/hour for all hours worked in performing these duties.

          Senior Welders (Class A) will be offered, in the future, by job seniority to move to Plate Profiler Trainee*. It is understood and agreed that upon successful completion of the necessary training, the Plate Profiler Trainee will automatically replace the permanent Plate Profiler, in the case of temporary or permanent vacancy.

* This move will be made in accordance with clause 5.14 (Article 5) exclusive of the last sentence application.

A2 - JOB CLASSIFICATION AND HOURLY RATE SCALE (CONT'D)
     ----------------------------------------


NOTE 5:   a)   A maintenance employee may at any time submit to the Maintenance
               Supervisor a Company form requesting re-classification.

          b) If a maintenance employee requests reclassification and is not reclassified he shall be given a written notification which will include the reason(s) for the refusal.

A2.03. Permanent or temporary employees other than Journeymen hired after January 1, 1994 who have plant seniority with the Company which is less than four (4) years, shall receive the following percentage of the job rates set forth in the Collective Agreement:


          Plant Seniority                % of Job Rate Entitlement

          Under 1 Year                                68%
          1 but less than 2 years                     76%
          2 but less than 3 years                     84%
          3 but less than 4 years                     92%
          4 years or more                            100%

A 2.04. Employees of the Company working or with recall rights as of the signing of this Collective Agreement, who continue working for the Company or have recall rights as of the payroll period immediately following December 17, 1999, and through the payroll period immediately following December 17, 2001, shall receive a $250 continuation bonus payable in the payroll period immediately following December 17, 1999, and another $250 continuation bonus payable in the payroll period immediately following December 17, 2001, provided the Collective Agreement has not be earlier terminated pursuant to Section 15.01(a).

                                  APPENDIX B

                     VACATION PLAN, STATUTORY HOLIDAYS AND
                               LEAVES OF ABSENCE


B1-   VACATION PLAN
      -------------


B1.01 VACATION PLAN ADMINISTRATION
      ----------------------------

      The Vacation Plan will be administered on a calendar year basis.
                                                  --------------------


B1.02 CONTINUOUS EMPLOYMENT
      ---------------------

      a) For purposes of the vacation plan only, all continuous service with ABT Canada Limited, East River Plant, and previous owners, will count to qualify for vacation entitlement.

      b) Continuous employment is broken by discharge for cause, voluntary resignation, or lay-off in excess of twelve (12) months.

      c) Periods of disability because of sickness or accident and lay-offs of less than twelve (12) months duration, shall not break continuous employment.

B1.03 a) Employees who as of December 31/st/ of any year have completed less than one (1) year of continuous employment will be entitled to receive a vacation pay equal to 4% of their earnings during that year.

      b) Employees who complete one (1) but less than four (4) years of continuous employment will be entitled to receive in the vacation scheduling period, May 1 to April 30, a vacation of two (2) weeks.

      c) Employees who have four (4) but less than nine (9) years continuous employment, will be entitled to receive in the vacation scheduling period, May 1 to April 30, and in each subsequent vacation scheduling period, a vacation period of three (3) weeks.

      d) Employees who have nine (9) or more years of continuous employment, will be entitled to receive in the vacation scheduling period, May 1 to April 30, and in each subsequent vacation scheduling period, a vacation period of four (4) weeks.

      e) Employees who have completed twenty (20) or more years of continuous employment on or before April 30, 1999, will be entitled to receive in the vacation scheduling period, May 1 to April 30, and in each subsequent vacation scheduling period, a vacation period of five (5) weeks.


B1.04 VACATION PAY
      ------------

      a) The amount of vacation pay for each employee, except those covered by paragraph B1.03 a) above, will be 2% of his gross earnings of the previous calendar year for each week of vacation entitlement or forty
          (40) times his regular hourly rate, whichever is greater. However, in order to qualify for full vacation pay, an employee must have worked at least 1,000 hours in the previous calendar year.

          For those employees who do not meet the qualifying 1,000 hours, vacation pay will be 2% of the previous year's gross earnings times the number of weeks of vacation earned by his service.

          Time lost due to an illness or accident covered under the Weekly Indemnity Plan, and/or time lost due to an occupational illness or accident, will be counted as time worked when calculating the qualifying hours required to be eligible for vacation with regular hourly rate applied if the employee has been at work sometime during the calendar year to which the qualifying hours apply.

          If an employee returns to work following an absence due to an illness or accident (i.e., from L.T.D. or W.C.B.) in excess of one calendar year, he will receive a normal vacation with pay in the calendar year in which he returns to work. In such a case the qualifying hours requirement will be waived.

      b) An employee may draw his vacation pay at the beginning of his vacation period if desired.

      c)  Vacation pay will not be allowed for vacation not taken.

      d) Employees have the option, upon sixty (60) days advance notice to the Company, of cashing in vacation time exceeding two (2) weeks.

      e) An employee who leaves the service of the Company will be entitled to receive for the calendar year during which he leaves the employ of the Company vacation pay calculated on the following basis:

          i) Four percent (4%) of his earnings in that calendar year, for an employee with less than four (4) years continuous employment;

          ii) Six percent (6%) of his earnings in that calendar year, for an employee with four (4) but less than nine (9) years continuous employment;

          iii) Eight percent (8%) of his earnings in that calendar year, for an employee with nine (9) but less than twenty (20) years continuous employment;

          iv) Ten percent (10%) of his earnings in that calendar year, for an employee with twenty (20) or more years continuous employment; less any vacation pay he has received in the calendar year in which he leaves.

      f) An employee who leaves the service of the Company due to retirement will receive at time of retirement, pay in lieu of the vacation he would have received in that calendar year had he remained in the service of the Company less any vacation pay he may have already received in the calendar year in which he retires.

B1.05 GENERAL
      -------

      a)  Vacations will be taken at least one complete week at a time.

      b) Vacations are compulsory for all eligible employees and cannot be accumulated from calendar year to calendar year.

      c) If possible, vacations should be arranged so that no employee will be called on to work additional hours.

      d) Vacations shall be scheduled by each Department supervisor in such a way that there shall be no loss of production or no interruption in or reduction of the efficiency of the operations. Supervisory replacements shall not be determined as a reduction of the efficiency of the operation.

      e) Should there be a conflict between two or more employees as to date of vacation, plant seniority will be the determining factor.

     f) Employees' lists for the purposes of selection of vacation dates will be posted in each department by January 1st of the current year.

          Employees' selection dates will be completed by April 15th of the current year and an approved vacation schedule will be posted in each department by May 1st of the year in which the vacation is scheduled, which vacation schedule shall utilize twelve (12) months, from May 1 to April 30, for vacations.

      g) Employees who wish to take more than two (2) weeks consecutively will be entitled to do so only between January 1 and May 15/th/, and between September 16/th/ to December 31/st/.

      h) After the approved vacation schedule is posted on May 1st, such schedule may not be changed except by mutual consent of the employee and the Company.

      i) Labour pool and non-classified employees shall take their vacations on a pay week basis (Saturday midnight to Saturday midnight).

B2-   PLANT HOLIDAYS
      --------------

B2.01 PLANT HOLIDAYS
      --------------

      a) Plant holiday pay will be at the rate of eight times the straight time hourly rate of the employee's job classification.

      b) The parties hereto recognize four (4) statutory holidays as set out in Clause c) hereof including the hours of plant shutdown and the hours to be paid.

      c) The statutory holidays recognized during the term of this Agreement are as follows:

      CHRISTMAS DAY - 48 hours shutdown commencing 4:00 p.m. the 24/th/ of December, until 4:00 p.m. the 26/th/, with 16 hours' pay. "Day Workers" will not work the day after Christmas and if asked to do so or are called in, they shall receive time and one-half in addition to the Holiday pay.

      NEW YEAR'S DAY - 48 hours shutdown commencing 4:00 p.m. the 31/st/ of December until 4:00 p.m. on the 2/nd/ of January with 16 hours pay. Day workers will not work the day after New Year's Day and if asked to do so or are called in, they shall receive time and one-half in addition to the holiday pay.

      CANADA DAY - 24 hours shutdown commencing 8:00 a.m. of the declared holiday until 8:00 a.m. on the day following, with 8 hours pay.

      LABOUR DAY - 24 hours shutdown commencing 8:00 a.m. of the declared holiday until 8:00 a.m. of the day following, with 8 hours pay.

      d) Any of the above days may be changed to a more suitable day when such change is mutually agreeable to employees and management.

      e) The total allowable shutdown time for plant holidays shall be one hundred and forty-four (144) hours.

      f) If any of the statutory holidays set out above are worked, the employees working the said statutory holiday shall be paid at time and one-half, plus regular holiday pay.

      g)  To be eligible for holiday pay an employee must:

          i) have been engaged as an employee not less than thirty (30) days previous to the plant holiday;

          ii) have worked the last scheduled day prior to and the first scheduled day after the holiday unless absent due to illness, accident or vacation; however, any such permitted absences must not have commenced more than twelve (12) months prior to the holiday.

      h) Should an employee be on vacation during the week in which one of the holidays occur, an extra day will be scheduled if requested by the employee and will be added either at the beginning or at the end of that vacation period.

      i) On a statutory holiday shutdown all "Shutdown" and cleaning procedures will be completed by 8:00 a.m. or 4:00 p.m. as the case may be, and all employees will be out of the plant by these times. It is understood that as soon as the Foreman sees that the necessary work is completed by an employee or a group of employees, such employees will be allowed to leave the plant and will only be paid for the hours worked.

      j) The Company expects and the Union agrees that the employee required to assure that the plant will start up at 8:00 a.m. or at 4:00 p.m. as the case may be, will report for work two (2) hours before the scheduled start up time. An employee will not be penalized if he does not report on the pre-startup time, however, he must give the Company notice in order that a replacement may be found.

      k) In respect to the shutdown periods specified above, essential services required to protect plant property will be performed on the Statutory Holidays.

B3.01 FLOATING HOLIDAYS
      -----------------

      a) Each permanent hourly-paid employee is entitled to five (5) floating holidays, except as specified in B3.01 (d) below. These floating holidays must be taken in the calendar year in which they are due.

      b) Employees may request a floating holiday before the preparation of the weekly work schedule of the week in question to his supervisor and the request is subject to the latter's approval so that the holiday will not interfere with the efficiency of the operation.

      c) Pay for the floating holiday will be at the rate of eight (8) times the straight time rate of pay of the job the employee would have performed had he worked on that day.

      d) Permanent employees hired after January 1, 1994 who have plant seniority with the Company which is less than four (4) years shall receive the following number of floating holidays, subject to restrictions contained in Section B3.01;

          Less than 2 years                                 = 2
          2 but less than 3 years                           = 3
          3 but less than 4 years                           = 4
          4 years or more as per Article B3.01 a) above.

      e) If after the definite approval of a floating holiday, as posted on the board via the weekly work schedule, an employee is required to work the holiday, he shall be paid at the rate of time and one-half for all hours worked on that day in addition to his holiday pay or he may request another floating holiday in lieu of holiday pay.

          In the case of employees who are removed from the payroll for any reason other than retirement and in the case of employees who are recalled to the payroll, their floating holiday entitlement during that calendar year will be on the basis of one (1) floating holiday for every fifth or portion thereof of a calendar year that he is on the payroll.

B4.01 BEREAVEMENT LEAVE
      -----------------

      a) When death occurs to the spouse, child, adopted child or step-child, the employee will be granted leave of absence and will be paid eight hours at his regular straight time rate for up to five (5) consecutive scheduled working days lost in the seven (7) day period beginning with the date of death .

      b) When death occurs to the employee's mother, father, brothers, sisters, mother-in-law, father-in-law, step-mother, step-father, foster parents and grandparents, daughter-in-law, son-in-law, step-brother and step-sister, the employee will be granted leave of absence and will be paid eight (8) hours at his regular straight time rate for up to three (3) consecutive scheduled working days lost in the six (6) day period beginning with the date of death.

      c) When death occurs to an employee's brother-in-law or sister-in-law, he will be granted a leave of absence and will be paid eight (8) hours at his regular straight time rate for one (1) scheduled working day lost in the six (6) day period beginning with the date of death.

      d) The regular straight time means the straight time rate of the job at which the employee would have worked had he not been on bereavement leave.

      e) Any reference to father-in-law, mother-in-law, brother-in-law, sister-in-law in this Article, apply only to the current legally recognized spouse of the employee.

B5.01 JURY DUTY
      ---------

      a) An employee who is prevented from working his regular scheduled day or tour because he is on jury duty or has reported for jury roll call will be reimbursed by the Company for the difference between the pay received for jury duty and eight (8) times the straight time hourly rate he would otherwise have received. It is understood that such reimbursement shall not be for hours in excess of eight (8) per day or forty (40) per week, less pay received for jury duty. The employee will be required to furnish proof of jury service and jury duty pay received.

      b) An employee who is prevented from working his regularly scheduled day or tour because he has been subpoenaed to appear in a civil or criminal court as a witness will be reimbursed by the Company for the difference between the amount paid him pursuant to the court tariff and eight (8) times the straight time hourly rate he would otherwise have received. It is understood that such reimbursement shall not be for hours in excess of eight (8) per day or forty (40) per week, less the amount paid pursuant to the court tariff. The employee will be required to furnish proof of service as a witness.


      c) Hours paid for jury duty will be counted as hours worked for the purpose of qualifying for vacations and for recognized paid holidays but will not be counted as hours worked for the purpose of computing overtime.

                                  APPENDIX C

                           DISCIPLINE AND DISCHARGE


C1.01 DISCIPLINE OF PLANT EMPLOYEES
      -----------------------------

      When it is necessary to discipline an employee, and when a disciplinary penalty is imposed, said employee will have union representation.


C1.02 APPLICATION OF DISCIPLINE
      -------------------------

      It is the right of the Company to impose discipline up to and including discharge, which right shall also include progressive discipline where appropriate. Discipline, beyond reprimand, shall be subject to the grievance procedure.

C1.03 RECORD OF DISCIPLINE
      --------------------

      a) A complete record of each case of discipline administered including suspensions and dismissals from the Company's service, shall be kept in a separate file at the plant.

      b) Where feasible the employee shall sign this record of discipline as an acknowledgment of the employee's awareness of its contents. A copy of this record shall be sent to the employee and to the local Union of which the employee is a member.

      c) When the employee concerned has previous breaches of discipline recorded against the employee, the dates of such records shall be included in the file provided, however, that each discipline report shall be retained for three (3) years following the employee's last offense recorded and no record of such offense or cancelled report shall be included in any subsequent file.

                                  APPENDIX D

                                INSURANCE PLANS


1.    EXTENDED HEALTH BENEFITS
      ------------------------

      a) The Company agrees to contribute toward the premium cost of an active employee's membership in the Extended Health Benefits (Maritime Medical Plan) Plan once he has completed his probationary service as indicated below:

                              Family     Individual
          Effective           Coverage   Coverage
          January 1, 1997      $31.00      $21.00

          April 1, 1998        $55.00      $22.00

      b) The Company agrees to carry out the administration of the Plan as is now being done and will forward the cheque direct to the insurance company. The Contract, however, remains in the name of the Union which has full control over it and negotiations with the insurance company relating to it. However, the Company reserves the right to audit the Extended Health Benefits Plan.

      c)  Benefit Coverages - Employees on Lay-Off

          Employee deductions cover the month following that in which the deductions are made. The Company contribution is made at the end of the month for time worked during the month. The employee who is laid-off after the premium is paid to the insurer for the month in which the lay-off occurs will be covered to the end of that month.

          The employee who does not wish to keep his coverage in force during lay-off will be reimbursed for any contributions he had made during the month in which the lay-off occurs.

          The employee who wishes to keep the benefit in force for up to 3 months following lay-off may do so on a month by month basis by paying the full premium before the end of the month less any premium deducted from earnings in the month the lay-off occurs and the applicable portion of the employer's contribution, prorated over the time worked that month. An employee who is recalled during a month will be expected to make up the difference, if any, between the full cost of the premium and the amount deducted from earnings before the end of the month in which he returns to work and the employer's contribution applicable to the time worked that month to cover the premium for coverage in the following month.

2.    BASIC LIFE, OPTIONAL LIFE, ACCIDENTAL DEATH AND DISMEMBERMENT INSURANCE
      -----------------------------------------------------------------------
      AND WEEKLY INDEMNITY PLANS
      --------------------------

      a)  Membership

          i) All active employees under age 65, who have completed six (6) months of continuous service (three months in the case of Weekly Indemnity) are eligible for membership upon submission of the required application form.

          ii) If the employee elects to be insured, the full amount must be taken. If cancellation is later requested, then the full amount is cancelled.

          iii) An employee who waives participation, upon becoming eligible for membership may apply later, with medical evidence satisfactory to the insurer, and provided the applicant is then under age 50.

3.    BASIC LIFE, OPTIONAL LIFE, AND AD&D INSURANCE BENEFITS
      ------------------------------------------------------

      a)  Basic Life Insurance - Prior to the earlier of retirement or
          ------------------------------------------------------------
          attainment of age 65
          --------------------

          Prior to the earlier of retirement or attainment of age 65, an active employee, who is a member of the Plan is covered for Life Insurance according to the following schedule. This insurance will be fully paid for by the Company.

                                                               Basic Life
               Years of Service                             Insurance Amount
               ----------------                             ----------------
          less than one year and more than                       $15,000
          six months

          less than two years and more than one year             $17,000

          less than three years and more than two                $20,000
          years

          less than four years but more than three               $25,000
          years

          more than four years of service               $30,000

     b) An insured employee who has completed one (1) year of continuous service at time of lay-off may keep his basic life insurance in force for a period up to three (3) months provided he pays the full monthly premium in advance unless his service is broken as provided in Article 5, paragraph 5.07 b). The Life Insurance continued during lay-off will be the amount in effect at the time of lay-off.

     c)   Optional Life Insurance
          -----------------------

          All employees who are eligible for Basic Life Insurance can purchase additional amounts of Optional Life Insurance at the employee's cost. This will be available in units of $10,000 up to 10 units, smoker/non-smoker rates are set by the insurance company. This optional insurance is employee paid.

          All provisions of the Optional Life plan will be governed by the insurance company's master policy.

     d)   Voluntary Accidental Death & Dismemberment (AD&D) Insurance
          -----------------------------------------------------------

          All employees who are eligible for Basic Life Insurance can purchase amounts of AD&D Insurance at the employee's cost. This insurance will be available in units of $10,000 up to 25 units, in single or family coverage.

          All provisions of the AD&D plan will be governed by the insurance company's master policy.

     e)   Retiree Life Insurance - After the earlier of Retirement or attainment
          ----------------------------------------------------------------------
          of age 65
          ---------

          For active employees who meet the service requirements prior to April 1, 1998, the amount of Life Insurance to be kept in force at Company expense after the earlier of retirement or attainment of age 65 will be in accordance with the following schedule:


            Service                          Amount of Life Insurance
            -------                          ------------------------
                                        February 5, 1994 to March 31, 1998
          15 years or more                             $3,500

          13, but less than 15 years                    3,000

          12, but less than 13 years                    2,500

          11 but less than 12 years                     2,000

          10 but less than 11 years                     1,500

          Active employees who retire on or after April 1, 1998 and who have at least attained the age of 55, will have $2,000 of Life Insurance provided by the Company at no cost to the retirees. The retiree is responsible for all provincial and federal taxes associated with the cost of the life insurance premium.

     f)   Benefit Coverages - Employees on Lay-off
          ----------------------------------------

          i) Optional Life Insurance coverage may be kept in force up to three months following lay-off provided the employee pays the premium in advance. The plan provides a 31 day conversion privilege (no medical examination required) from date of cancellation.

          ii) Voluntary Accidental Death and Dismemberment coverage is cancelled on the date of lay-off. Coverage is automatically reinstated on the date of return to work.

4.   WEEKLY INDEMNITY
     ----------------

     a)(i)  FOR DISABILITY COMMENCING BEFORE APRIL 1, 1998:

            The Company will pay the cost of a Weekly Indemnity Plan providing a benefit of between 60% and 70% of an eligible employee's normal weekly straight time rate with the percentage to be established as set forth in Subsection (e) below.

            Such benefits will be payable from the first day lost due to a non-occupational accident (or non-occupational illness requiring hospitalization) and the fourth day of non-occupational illness for the duration of the disability or 52 weeks, whichever is less, subject to Plan requirements.

     a)(ii) FOR DISABILITY COMMENCING AFTER MARCH 31, 1998:

            The Company will pay the cost of a Weekly Indemnity Plan providing benefit of 66-2/3% of the employee's normal weekly straight time rate.

            Such benefits will be payable from the first day lost due to a non-occupational accident (or non-occupational illness requiring hospitalization or out-patient surgery) and the fourth day of non-occupational illness for the duration of the disability or 26 weeks, whichever is less, subject to Plan requirements.

          An employee's normal weekly straight time rate for purposes of calculating the weekly indemnity benefit due shall be 40 times the straight time rate for the job which he is scheduled to perform at the time his non-occupational accident or illness occurs.

          To be eligible to submit a claim for Weekly Indemnity benefits an employee must:

          i) have completed three (3) months of continuous service since the last break, and

          ii) have submitted the required application for membership in the plan, and

          iii) have returned to active employment with the Company following a lay-off, termination for any reason, or a strike, and

          iv)  not have retired or attained age 65, and

          v) submit the claim for benefits within the twenty (20) day period immediately following the first day of disability due to the illness or accident and be under the treatment of a physician.

               The Plan will be registered with Human Resources Canada and the full Employment Insurance premium reduction resulting from such registration will be retained by the Company.

               Employees must apply for sickness and/or disability benefits available to them under the terms of Canada Pension Plan Legislation or any other government sponsored disability Plan. Should an employee's application for government benefits be accepted, benefits otherwise payable under the Company Weekly Indemnity Plan will be reduced by the amount payable under the provisions of the government plan(s). Should payments made by the government plan cover a period for which benefits have already been paid by the Company, employees shall endorse their government benefit cheques in favour of the insurance company. Such reimbursements will be taken into consideration when calculating claims costs.

     b) The per diem Weekly Indemnity benefits payable will be reduced by any disability or sickness benefits paid or payable under the provisions of any government legislation or any Company Benefit Plans except payments made from the employee's sick leave pay bank where these are being used to "top-up" the per diem Weekly Indemnity benefit due for purposes of maintaining 100% of the employee's straight time rate per scheduled working day lost by reason of a non-occupational disability.

     c) Weekly Indemnity and Long Term Disability Insurances are cancelled date of lay-off. Coverage's are reinstated automatically the first day employee returns to work. Regularly classified employees who are laid off when they are receiving weekly indemnity benefits will continue to receive such benefits based on the work schedule applicable to their occupation immediately preceding their lay-off, (i.e. 5 day schedule, 4-5-6 day schedule etc. . .). In the case of an employee in the labour pool who is laid off while in receipt of Weekly Indemnity Benefits, such benefits will be paid based on the average number of days per week on which work was available to him in the four (4) calendar week period preceding the lay-off.

          Persons on lay-off will receive Weekly Indemnity benefits for as long as they quality however, other benefits will be treated as in the case of other laid-off employees. LTD benefit payments to an employee who otherwise qualifies will not commence at a time when the employee would be on lay-off.

     d) Benefit payment shall cease on the effective date of retirement under the provisions of Company Retirement Plans.

     e)   FOR DISABILITIES COMMENCING BEFORE APRIL 1, 1998:

                        PROPOSED ALL STEPS "NO MAXIMUM"
                        -------------------------------
                    U.I.C. MAXIMUM AS A MINIMUM WHERE RATES
                    ---------------------------------------
                            AND PERCENTAGES WARRANT
                            -----------------------

          Raw experience index entitlement

     ---------------------------------------------------------
     190 or less   191 to 205   206 to 220    221 to 235
         70%           69%           68%          67%
     ---------------------------------------------------------
     236 to 250    251 to 265   266 to 280    281 to 295
         66%           65%           64%           63%
     ---------------------------------------------------------
     296 to 310    311 to 325   326 or more
         62%           61%           60%
     =========================================================

By using the current 18-month formula (recent 6 mos. x 2, earlier 12 mos. x 1) a representative average index is arrived at. Cash pay-out per month is divided by actual amounts of weekly indemnity in force to develop average. Adjustments would be made Jan. 1 and July 1 each year as currently done.

5.   LONG TERM DISABILITY BENEFIT PLAN
     ---------------------------------

     The Company will pay the cost of the Long Term Disability Benefit Plan providing benefits as summarized below.

     ELIGIBILITY
     -----------

     Long Term Disability ("LTD") coverage will apply to all employees covered by the Weekly Indemnity Plan.

     QUALIFYING PERIOD
     -----------------

     An insured employee will be eligible to receive Long Term Disability Benefits after twenty-six (26) weeks of benefit entitlement for the same disability, under the provisions of the Weekly Indemnity Plan.

     Benefit payment shall not commence during a lay-off or strike until the termination of the lay-off or strike.

     DEFINITION OF DISABILITY
     ------------------------

     Disability shall mean an insured employee who has received twenty-six (26) weeks of benefits under the Weekly Indemnity Plan and who for up to the next ensuing eighteen (18) months is unable, because of a non-occupational illness or accident, to work at his regular occupation, and thereafter is unable to perform any and every duty of any occupation in the ABT Canada Limited, East River Plant for which he is reasonably fitted by education, training or experience.

     AMOUNT OF BENEFIT
     -----------------

     a) 50% of regular straight-time hourly rate, multiplied by 2080 divided by 12, up to a maximum monthly payment of $1,800.

          The regular straight-time hourly rate shall be the classified rate of the employee on the date the non-occupational illness or accident commenced.

          For the employee in receipt of Long Term Disability Benefit, the initial hourly rate used will be adjusted on January 1 of each year by the percentage or amount (cts/hour) of the negotiated general wage increase until the benefit reaches the maximum monthly payment specified in the Labour Agreement in force when the non-occupational illness or accident commenced. The maximum monthly payment remains unchanged for the entire disability period.

     b) The amount of benefit shall be reduced by any payments on behalf of the employee made under any Government disability plan (except increases in such amounts occurring 12 months or more after disablement), or any other non-private disability income plan by reason of the same non-occupational illness or accident.

     c)(i) FOR DISABILITY COMMENCING ON OR AFTER FEBRUARY 5, 1994, BUT PRIOR TO APRIL 1, 1998:

            While receiving benefits under this Plan, an employee will continue to accrue pension benefits at no cost to him. The pension benefit accrued will be in the same amount as though he were contributing to the Retirement Plan on earnings of twice of the benefit in paragraph
            a) above.

            Death benefits will not accrue during this period, except with respect to interest on the employee's contributions made prior to commencement of LTD Benefits in the former plan.

     c)(ii) FOR DISABILITY COMMENCING AFTER MARCH 31, 1998:

            While receiving benefits under this Plan, an employee will continue membership in the new pension plan.

            The employee may continue to contribute at any level up to the maximum 5% of the LTD benefit payment amount allowed in the DC plan. The employee will, in accordance with the terms and conditions of the Defined Benefit Pension Plan, continue to accrue credited service as described in the new defined benefit pension plan.

            If the employee should die before reaching normal retirement date, the surviving spouse will receive a refund of the current market value of the contributions made by the employee to the Defined Contribution Plan and any special discretionary contributions made by the Company. If there is no surviving spouse, the designated beneficiary (or the estate if no beneficiary is named) will receive the refund.

     BENEFIT PERIOD
     --------------

     a)     FOR DISABILITY COMMENCING BEFORE APRIL 1, 1998:

            Benefits will be paid for one month, for each completed month of service prior to the onset of disability, while the employee is disabled, but in no event beyond attainment of the age required to qualify for voluntary Early Retirement. Upon attainment of the age requirement for Voluntary Early retirement, the service requirement of 20 years with respect to unreduced early retirement, under the provisions of the Employees' Retirement Plan of ABT Canada Limited, Canexel Hardboard Division - Hourly Personnel will be waived for employees eligible to receive Long Term Disability payments.

          Until March 31, 1998 only, the provisions of the above paragraph will be applied as follows:

          i) For those employees whose disability commenced after ratification of the 1995-1997 Collective Agreement, they will be deemed to have attained the age required to qualify for Voluntary Early Retirement at the later of age 58 or April 1, 1998, but in no event will disability payments be made after attainment of age 65 or death.

     b)   FOR DISABILITIES COMMENCING AFTER MARCH 31, 1998:

          Benefits will be paid while the employee is disabled but in no event beyond the month during which the employee attains age 62. Upon attainment of age 62 the employee will retire under the provisions of the ABT Canada Limited East River Hourly Pension Plan.

     DURATION OF BENEFITS
     --------------------

     Benefits shall cease:

     a) On the date the employee ceases to be disabled as defined in the Plan, or

          (Note: If there is a recurrence of the same disability within six (6) months of return to work, a new qualifying period will not be required, and the disabled employee will be eligible for any balance of Long Term Disability benefit payments. This provision shall take precedence over any recurrent disability provision under the Weekly Indemnity Plan.)

     b)   Upon attainment of the age requirement for Voluntary Early Retirement,

     c)   At death, or Retirement, whichever is earlier.

     PARTICIPATION IN GROUP INSURANCE
     --------------------------------

     FOR DISABILITY COMMENCING BEFORE APRIL 1, 1998:

     An insured employee in receipt of Long Term Disability Plan Benefits, who was a participant in the Company Group Life Insurance Plan at the commencement of his disability, will continue to enjoy Group Life Insurance coverage in the amount of $25,000 at no premium cost to him.

     FOR DISABILITY COMMENCING AFTER MARCH 31, 1998:

     An insured employee in receipt of Long Term Disability Plan Benefits, who was a participant in the Company Group Life Insurance Plan at the commencement of his disability, will continue to enjoy Group Life Insurance coverage in the amount in force as of the date of disability at no premium cost to him, until age 62. At this time the employee will deem to retire and is eligible for the retiree life benefit in force at that date.

     SERVICE ACCUMULATION
     --------------------

     An insured employee who is eligible to receive Long Term Disability Benefit payments shall not accumulate service for any purpose, except in the event of his return to work where the employee will be reintegrated in the job he would have held had he not been absent, providing he meets the requirements of the job. In such a case, he will accumulate job, department and plant service for promotion and lay-off purposes only.

     EXCLUSIONS
     ----------

     Benefits under the Long Term Disability Plan will not be payable for claims resulting from illnesses or accidents such as:

     a) Any injury arising out of or sustained while doing an act or thing pertaining to any occupation or employment for remuneration or profit, or

     b) Any injury or illness entitling the employee to compensation under any Workmen's Compensation or similar Legislation, or

     c) Self-destruction or any self-inflicted injury, while sane or insane, or

     d) Disability for which the employee is not under the treatment of a physician, or

     e) Alcoholism or drug addiction, unless the employee is confined in a hospital or institution licensed to provide care and treatment incident thereto, or unless the employee is undergoing regular rehabilitative treatment approved by the insurer and a physician.

     REHABILITATION
     --------------

     An employee receiving an amount of Weekly Indemnity or Long Term Disability Benefit may be asked to undergo reasonable rehabilitation measures which have been the subject of prior consultation with the employee's doctor, at no cost to the employee. If such employee refused to undertake such rehabilitation, he may be declared not eligible for an amount of disability benefits.

     OTHER
     -----

     a) Company contributions to the Hospital Medical Plan in effect shall cease when an employee becomes eligible to receive payments under the Long Term Disability Plan. The employee may keep his hospitalization-medical care insurance, in force during that period, provided that he pays in advance each month, the full amount of the appropriate premium.

     b) Upon becoming eligible to receive payment under the Long Term Disability Plan, employees will be paid the vacation due them, if any, for time worked prior to the commencement of their disability, based on the vacation provisions applicable to a termination of employment.

     c) Long Term Disability Insurance is cancelled on the date of lay-off. Coverage is reinstated automatically the first day employee returns to work.

          Persons on lay-off will receive Weekly Indemnity benefits for as long as they quality however, other benefits will be treated as in the case of other laid-off employees. LTD benefit payments to an employee who otherwise qualifies will not commence at a time when the employee would be on lay-off.

6.   CONTRIBUTIONS
     -------------

     The Basic Life Insurance, Retiree Life Insurance, Weekly Indemnity Insurance and the Long Term Disability Insurance Plans are non-contributory.

7. Insurance benefits will continue in force when an employee is granted a leave of absence to attend Negotiations or Union Conventions or to attend to other local union business.

8.   DENTAL PLAN
     -----------

     ELIGIBILITY
     -----------

     All active employees (and their dependents) who have completed six (6) months of continuous service on the effective date of the plan will be covered from the effective date of the plan upon submission of the appropriate application form.

     Employees who have not completed six (6) months continuous service and all new employees will be eligible to participate on the first of the month coinciding with, or first following completion of six (6) months continuous service.

     DEPENDENTS
     ----------

     A dependent is the employees:

     a)   spouse and/or

     b) unmarried child, step-child, legally adopted child or foster child under 21 years of age, or any such child age 21 but under 25 years of age who is in regular full-time attendance at an accredited institute of learning, and who is dependent on the employee for support, and/or

     c) wholly dependent and mentally retarded or physically handicapped child who was covered up to the maximum age shall remain covered as a dependent without limit as to age provided the child is incapable of self-sustaining employment.

     MEMBERSHIP
     ----------

     All eligible employees will complete an application card indicating whether or not they wish to participate. Dependents not specified on application card will not be covered. Covered employees acquiring a dependent must revise coverage within 31 days of marriage or acquiring other dependent(s) otherwise coverage will commence six (6) months after receipt of such application.

     COST
     ----

     The Company will contribute as indicated below toward the cost of the Dental Plan.

               Married                   Individual
               Coverage                    Coverage
               --------                  ----------

               Up to $24.00/month        Up to $10.50/month

     BENEFIT COVERAGE
     ----------------

     After an individual deductible of $25.00 each calendar year with a maximum deductible of $50.00 in the same period.

     A.   ROUTINE PREVENTATIVE, DIAGNOSTIC AND RESTORATIVE TREATMENTS
          -----------------------------------------------------------

          100% reimbursement for the following procedures:

          a) Oral examination, bite-wing X-rays, prophylaxis (cleaning and scaling of teeth), once every six (6) months.

          b)   Full mouth series of X-rays, once every 24 months.

          c) Topical application of anti-cariogenic agent (fluoride type), once every six (6) months.

          d) Diagnostic X-rays and laboratory procedures required in relation to dental surgery.

          e)   Provisions of space maintainers for missing primary teeth.

          f)   Amalgam, silicate, acrylic and composite fillings.

          g) Extractions and simple alveolectomy (socket treatment) at time of tooth extraction.

          h) Surgical extraction of impacted teeth and other surgery required for removal of tumors, cysts, neoplasms, plus the incision and drainage of abscesses.

          i)   Root canal diagnosis and treatment.

          j) Periodontal services covering the treatment of gums and bones supporting the teeth, including the surgical removal of infections in these areas.

          k) Prosthodontics - relining, rebasing or repairing of an existing appliance (fixed bridgework, removable partial or complete dentures).

          l)   General anesthetic required in relation to dental surgery.

          m)   Consultation required by the attending Dentist.

     B.   MAJOR RESTORATIVE TREATMENTS
          ----------------------------

          50% reimbursement for the following:

          a) Crowns, inlays and onlays including gold and porcelain veneer fillings where other material is not suitable.

          b) The creation of an appliance (fixed bridgework, removable partial or complete dentures.)

          c) The replacement of an existing appliance if necessitated by the extraction of additional natural teeth while insured or if the existing appliance is at least 5 years old and cannot be repaired or if the existing appliance is temporary and is replaced by a permanent bridge or denture within 12 months of when temporary appliance was installed.

          d) Services of a licensed Denturist when practicing within the scope of his license.

          e) Other necessary oral surgical procedures not specifically listed under routine surgery.

     EXPENSES NOT COVERED
     --------------------

     The following expenses are not covered under the Group Dental Plan:
                                ---

          - expenses for orthodontic treatment or appliances (including habit breaking devices).

          -    expenses incurred for cosmetic purposes.

          -    services not listed under benefit coverage.

          - services not performed by a licensed dentist unless specified under Benefit Coverage.

          - treatment for dental injury covered by Workmen's Compensation or Automobile Insurance Plans.

          -    all services available under a government plan.

          - treatments made before the employee's coverage effective date, or performed during his layoff or after his termination of employment.

          -    any dental services provided at no cost to the employee.

          - fee charges for completion of dental forms required nor expenses incurred traveling to treatment center.

          -    expenses resulting from an act of war or hostility of any kind.

          - any expenses provided for under another group insurance plan, such as damage to natural teeth as a result of an accident, which is covered under the Group Hospital/Medical Plan except that the portion of expenses not covered by another plan, up to the limit prescribed in the appropriate Provincial Dental Association Schedule of Fees, will constitute an eligible expense under the Group Dental Plan.

     REIMBURSEMENT
     -------------

     1.   SCHEDULE OF FEES
          ----------------

          After the annual deductible has been met, you will be reimbursed for 100% of the cost of routine preventative, diagnostic and restorative treatments and for 50% of the cost of major restorative treatments, provided the treatments are reasonable and necessary as defined by the insurance company and the costs do not exceed the amounts prescribed in the annual current year Provincial Dental Association Schedule of Fees.

     2.   PREDETERMINATION SERVICE
          ------------------------

          If the employee or an eligible dependent is to undergo restorative treatments costing $300 or more, the notice of claim should be submitted prior to the commencement of treatment to determine in advance, what portion of the total bill will be reimbursed under the Dental plan and what portion will be the employee's responsibility.

     3.   ALTERNATE TREATMENT
          -------------------

          The insurance company reserves the right to make a determination of benefits payable taking into account alternate procedures, services or course of treatment which may be performed for the dental condition concerned in order to accomplish the desired result based on accepted standards of dental practice. For this reason it is important for the employee to submit a notice of claim, completed by his dentist, as indicated in paragraph 2 of this section.

     MAXIMUM PAYABLE
     ---------------

     The maximum reimbursement from the Dental Plan is $2,000 per insured per year.

     FILING CLAIMS
     -------------

     Expenses incurred for eligible services performed after the effective date of the Plan will be reimbursed after completion of the insurance company's claim form which must be submitted to the Personnel Office as soon as completed by the dentist. Claims for eligible dental expenses in one year must be filed before the end of the next year in order to be considered.

     TERMINATION OR SUSPENSION OF COVERAGE
     -------------------------------------

     Coverage terminates on the date an employee ceases to be actively at work with the Company except that employees in receipt of:

     a)   Workmen's Compensation benefits, or

     b) Weekly Indemnity benefits will be covered by the Dental Plan for up to 26 weeks from their disability date.

     Coverage will be suspended during lay-off and will be restored as soon as the employee resumes active full-time employment.

9.   GENERAL
     -------

     a) The Company undertakes under the provisions of this Article to under-write the cost of the Plans summarized above to the maximum amount, if any, stipulated in the Agreement, however, the plan administrator(s) and not the Company is solely responsible for determining eligibility for the benefits and the payment of such benefits under these Plans.

     b) The Plans summarized in this Article will be administered by an Insurance Carrier or Carriers selected by the Company. All provisions of the Plans are contained in the Master Policies issued by the Insurance Carrier or Carriers and the Master Policies shall govern administration of the Plans.

     c) Income tax will be deducted at source in the case of Weekly Indemnity payments.

10. An employee who is otherwise eligible, but who is not actively at work at the time of implementation of the revised plans, will become eligible for membership, and or coverage in the revised plans upon return to active full time employment.

11.  RETIREMENT PLAN
     ---------------

     The terms and conditions of the retirement plan for service prior to April 1, 1998 shall be governed by the official plan document ("Pension Plan for Hourly Personnel of ABT Building Products Limited Canexel Hardboard Division") as adopted by the Company and subsequently amended from time to time. No amendment to the retirement plan which affects members' benefits for service prior to April 1, 1998 shall be made during the period of this Collective Agreement without the written agreement of the Union unless required by the applicable government authorities.

     For greater clarity, it is agreed that service with the Company on and after April 1, 1998 shall be included for purposes of satisfying eligibility requirements for early retirement, vesting, and bridging in respect of benefits earned prior to April 1, 1998.

     MEMBERSHIP
     ----------

     Membership in the plan shall be compulsory for all new employees who have attained age 21 and who have completed one (1) year's service subsequent to any break. It is understood that an employee must be on the payroll to be enrolled.

     An employee who is presently on the payroll and who has not met the present three (3) year service requirement may join immediately provided he has completed one (1) year's service and attained age 21 or he must join upon completion of three (3) years' service.

     PLAN AMENDMENT, APRIL 1, 1998
     -----------------------------

     The retirement plan shall be amended effective April 1, 1998 to provide benefits under the following terms and conditions.

     PENSION BENEFITS
     ----------------

     Effective April 1, 1998, a member who retires on his normal retirement date (age 65) shall be entitled to receive an annual pension commencing on his normal retirement date in an amount equal to the sum of:

     a) $25 per month per year of Credited Service on and after April 1, 1998; plus

     b)   the amount of pension which may be provided by the member account.

     c) the amount of pension which may be earned by the member under the provisions of the old plan prior to April 1, 1998, if any.

     VESTING
     -------

     In respect of benefits earned for service on and after April 1, 1998, any member, upon ceasing to be an employee for any cause other than death or retirement under the Plan, who at the time of so ceasing to be an employee, shall have completed a period of plan membership of two (2) or more years shall be entitled to receive at age 65 should he then survive, the normal retirement allowance.

     MEMBER CONTRIBUTIONS
     --------------------

     Effective April 1, 1998, each plan member on payroll may contribute, by regular payroll deduction, until his retirement, termination of employment, layoff, or death, a percentage of earnings between 0% and 5% at the member's option. The percentage of earnings must be a multiple of .5% between 1% and 5%. Members may select a contribution rate prior to April 1, 1998 to apply for the period April 1 to December 31, 1998. Members will be given an opportunity to change their contribution rate annually to take effect on January 1 of the following year. A member's election of contribution will stay in effect until such time as the member makes another election. In the event that a member does not make a new election with respect to contribution rate, the member shall be deemed to have elected to contribute at the same percentage rate as elected in the prior year.

     If no election is made for contribution to this optional plan, they will be considered a member if they have prior contribution remaining in the plan.

     Employee contributions shall be allocated to an individual member account for the benefit of each member. Members will direct the investment of their own account. A number of investment choices will be made available including the following funds:

     .    Fixed Income
     .    Canadian Equity
     .    U.S. Equity
     .    International Equity

     The accumulated value of the member account shall be available upon the member's retirement, termination of employment or death to provide benefits to the member or beneficiary as applicable. No portion of the member account shall be used to fund the fixed rate pension and bridge supplement provided by the Company.

     VOLUNTARY EARLY RETIREMENT
     --------------------------

     A member in service may retire as early as the first of the month coincident or next following the attainment of age 55. Upon a member's early retirement, benefits shall be reduced as follows:

     1.   If a member retires on or after attainment of age 62 (but before age
     --
          65), the fixed rate pension earned for Credited Service on and after April 1, 1998 shall be reduced by 0.2% for each complete month by which early retirement precedes the normal retirement date.

     2.   If a member retires on or after attainment of age 55 (but before age
     --
          62), the fixed rate pension earned for Credited Service on and after April 1, 1998 shall be reduced by 7.2% (representing the reduction applicable from age 62 to age 65) and further reduced on an actuarial equivalent basis from age 62 to the member's actual early retirement date.

     BRIDGING SUPPLEMENT
     -------------------

     Effective April 1, 1998, a member in service who retires on or after the attainment of age 62 but before attainment of age 65, shall be entitled to receive an annual bridging supplement in respect of service on and after April 1, 1998 commencing on his early retirement date in an amount equal to:

     .    $15 per month per year of Credited Service on and after April 1, 1998

     CREDITED SERVICE
     ----------------

     One year of credited service will be granted for each calendar year during which a member of the Plan receives pay for hours (total hours paid) equivalent to the number of hours in the annualized normal straight time schedule as specified in the Labour Agreement applicable to the occupation on which he is classified.

     Example:  5-2 schedule: 2080 hours paid equals one year credited service.

     Any employee who does not receive pay for hours (total hours paid) equivalent to the number of hours in the annualized normal straight time schedule applicable to the occupation on which he is classified or who is classified on other than a year round occupation will receive a proportionate credit equal to the time he is paid for divided by the total number of normal straight time hours in the year (i.e., 52 weeks X the normal weekly schedule year) and then converted into months.

     In no case will an employee receive more than one year of credited service per calendar year.

     ADMINISTRATION
     --------------

     The Company will show on the Individual Pension Benefit Statement issued annually to each employee, the status of his credited service to December 31 of the preceding year.

                               LETTERS OF INTENT

                                      AND

                            ADMINISTRATIVE STATEMENT

                                   1983-1984


1.   LETTER OF INTENT
     ----------------

     An employee classified under the job classification and hourly rate scale as Tradesman A, B, or C who is being laid off will have the right to refuse to bump into an operating department. This decision will remain in effect for the duration of the lay-off or until his recall rights expire, whichever of the two is earliest.

     It is clearly understood that such an employee who has forfeited his right to bump into an operating department has also forfeited his right to recall into an operating department for the duration of the lay-off or until his recall rights expire, whichever of the two is the earliest.

     Such an employee who does not have enough seniority to bump into an operating department, will have the right to refuse recall into an operating department under the terms cited above.

2.   LETTER OF INTENT:
     -----------------

     RE: - DAY WORKERS IN THE MAINTENANCE DEPARTMENT
     -----------------------------------------------

     It is not the Company's intention that employees classified under the job classification and hourly rate scale as Tradesmen A, B or C be penalized by being temporarily assigned to work on shift.

     The Company will make available to these employees the number of regular scheduled weekly hours the employees would have worked, had they remained on days providing such work is available.

3.   LETTER OF INTENT:
     -----------------

     WITH REGARDS TO APPENDIX #B VACATION PLAN B1.05 GENERAL
     -------------------------------------------------------

     The rules as stated in labour agreement will apply. The following is intended for clarification and simplification.

     1.   Day workers' vacation will be scheduled Monday to Sunday inclusive.

     2. Tour workers and Shift Maintenance employees will be scheduled according to their shift. One week of vacation is normally 5 working days, but the employee may, if he wishes, take the extra 2 days that make up his 7 day work cycle. These 2 days will be without pay.

     3.   Persons may, if they wish, take the 2 days as noted above as floaters.

     4. Within each shift or trade group it will only be possible to allow a certain number of persons off at the same time, and also within these groups only certain combinations of skills (or jobs) can be allowed off at the same time.These will be defined by the Department Superintendent.

     5.   Vacation relief will be within a shift.

                           ADMINISTRATIVE STATEMENT
                           ------------------------

                                SICK LEAVE PAY
                                --------------

Employees who have Sick Leave Pay to their credit at January 1, 1984:
---------------------------------------------------------------------

a) The hours of sick leave an employee has to his credit December 31, 1983 will be multiplied by the employees classified hourly rate December 31, 1983 to establish the dollar value of his sick leave pay bank. The sick leave pay entitlement thus determined will be paid upon request to the employee as provided in paragraphs b), c) or d) below until exhaustion of his entitlement.

b) Active employees who are confined to home or hospital for one day but less than the qualifying period for weekly indemnity due to a non-occupational illness and who have sick pay entitlement will be paid upon request from their sick leave bank. Such claim must be supported by a doctor's certificate. Payment will be made at the rate of eight (8) hours pay at the employee's classified rate at the time the non-occupational illness or accident occurred, for each scheduled working day the employee loses due to the non-occupational illness or accident. Payment will continue until the earlier of exhaustion of the employee's sick leave pay entitlement or his return to work.

c) The employee's sick pay entitlement if any will be used if requested to pay employee's classified rate for each scheduled working day he loses during the waiting period for Weekly Indemnity benefits and will also be used if requested to "top-up" the per diem Weekly Indemnity benefit payments due for scheduled working time lost so that the total of the Weekly Indemnity Benefit and the sick leave payment equals 100% of the employee's classified rate at the time the non-occupational disability occurred until exhaustion of his sick pay entitlement. Weekly Indemnity payments made during a period of lay-off will not be "topped up".

d) Sick leave pay entitlement may be used for Dental, Eye and other appointments with a medically recognized professional, upon presentation of an appointment certificate. Such a leave will be considered of a duration of four (4) or eight (8) hours each time.

e) The amount of sick leave pay paid to an employee will be deducted from his sick leave bank. Should the employee be absent again due to a recurrence or due to another non-occupational accident or illness he will have to his credit the amount remaining in his sick leave bank, if any.

                           ADMINISTRATIVE STATEMENTS

                                     1985


1.   SHIFT WORK - TRADESMEN (amended D.O.A. - 1992)
     -----------------------

     The Company does not intend to unduly penalize its senior qualified Tradesmen by assigning them steadily to shift work. For this reason the following policy will be implemented:

     Every six (6) months (January and July), one mechanic and one electrician (Class A or B) who is senior in point of department service will on each of those dates be given the option of transferring to shift or day work as the case may be. If he refuses this option, the next senior man will be given the option and so on. If a senior tradesman who is working shift opts for day work, the Company will allow the tradesmen by seniority to transfer to shift and if no tradesman volunteers, the junior tradesmen Class A or B on days will be forced to shift.

     If a senior tradesman who is working days opts for shift, the Company will allow the tradesman by seniority to transfer to day work and if no tradesman volunteers, the junior tradesman on shift will be forced to day work.

     By doing so, the senior tradesmen who are qualified and capable will by choice be able to work days or shift.

     After a tradesman elects to use this option and then reconsiders the option at a later date, and uses his seniority to return to his original shift work or day work, he shall not be considered for this option for another two (2) years.

     No Electrician or Mechanic (Class A or B) with less than one year of service in his trade will be assigned to regular shift work.

     The above does not apply in cases of relief assignments.

2.   Overtime - Day Workers (amended D.O.A. - 1992)
     ----------------------

     a) Senior Tradesmen in point of department seniority will be given the first opportunity to perform Sunday or overtime work. If no senior tradesmen volunteer, the junior tradesmen who are qualified and capable of performing the work, will be assigned to work.

     b) The above does not apply to overtime required for completion of previously started repairs and maintenance by a specific tradesmen.

     c) In order to carry out short term overtime prior to the start of the normal shift for *mechanical day workers, the following procedure will apply:

          Qualified *mechanical tradesmen will be canvassed by seniority who will be working in the "area" during the time of the available overtime. If no qualified employee in the area volunteers, the qualified tradesmen in the mill will be canvassed by seniority. If no tradesmen volunteer, the junior tradesmen who are qualified and capable of performing the work, will be assigned to work.

          The above will apply only to work which will commence no earlier than 6:00 a.m.

          *Mechanical refers to mechanics, welders and mechanical helpers.

     d) Day workers in point of job seniority, other than Maintenance day workers, will be given the first opportunity to perform overtime or Sunday work in their respective department. If no employee volunteers the junior employee qualified and capable of performing the overtime or Sunday work, shall be required to perform the work.

     e) If, as a result of an error in the application of Section 2 above, an employee loses an opportunity for overtime, the sole remedey that an adversely affected employee will be given is the next overtime work opportunity for which the adversely affected employee is qualified. Such remedial next overtime opportunity assigned shall not be grievable.

3.   SCHEDULING OF 6 DAY OPERATIONS:
     -------------------------------

          The following applies when the Company crews-up for a 6 day operation in a department which means that employees would then be scheduled to work five (5) days and have two (2) staggered days off in that week. At the establishment of the rotating schedule, employees who, when they are on the 12-8 shift, would otherwise be scheduled a day off other than at the beginning or the end of the weekly schedule, may opt to work on that day-off at straight time rates. Once the employee has decided on an option, it will remain in force until he advises his supervisor otherwise, prior to the posting of the next weekly schedule.

          The above supersedes any scheduling and/or overtime provisions of the Labour Agreement.

     4.   HIGH PRESSURE WELDING TEST
          --------------------------

          Welders who are required, on a yearly basis, to undergo Provincial Government welding tests permitting them to carry out welding on high pressure vessels and piping in the plant, will be given up to a total of 8 hours practice time, paid at the employee's straight time rate, scheduled by the Company on a single day within seven (7) working days prior to test day.

     5. Should an employee who is receiving full benefits from the Workmen's Compensation Board continue to be disabled because of a totally unrelated non occupational illness or accident which has the effect of prolonging his absence from work beyond the specified date of return to work, such employee will be eligible to submit a weekly indemnity claim as of the date he would have otherwise returned to work providing he would not have otherwise been laid-off. In such case the claim can still be submitted but the benefits if accepted, would commence on the date he would have otherwise returned to active employment.


                                     1988

1. During the life of this labour agreement, the Company will prepare and issue to each employee a retirement booklet summarizing the main provisions of the ABT Building Products Corporation/Canexel Hardboard Division retirement plan as it applies to employees covered by this agreement.

2.   LEAVES OF ABSENCE
     -----------------

     Leaves of Absence without pay to seek or hold elective provincial, federal or municipal government office for one term may be granted. Such leave will not be renewable.

     Leaves of Absence without pay to work for the National Union may be granted. Such leave will be subject to renewal every six (6) months, up to a maximum leave of four (4) years.

     Leaves of Absence without pay to attend Union educational courses may be granted.

     Requests for Leaves of Absence should be submitted on the form provided for that purpose, to the employee's supervisor, at least two (2) weeks in advance of the requested leave.

     Any employee on the payroll is eligible provided his request is justified and the granting of the leave of absence will not interfere with plant operating requirements.

     Company insurance coverage will be as follows:

     a)   GROUP LIFE INSURANCE
          --------------------

          Full coverage will be continued, at no cost to the employee, to the end of the calendar month during which the Leave of Absence begins. Coverage will be cancelled at that time unless the employee pays in advance the premiums applicable for the balance of the leave.

     b)   WEEKLY INDEMNITY
          ----------------

          This insurance will be cancelled effective the day the Leave of Absence begins.

     c)   EXTENDED HEALTH BENEFITS
          ------------------------

          Company contributions, where applicable, will cease first of the month following the effective date of the leave.

          The employee shall retain his rights to the job he held at the time the leave was granted.


3.   LETTER OF INTENT
     ----------------

     Union Executive Activities
     --------------------------

     After receiving prior authorization from management, members of the Union Executive or Negotiating Committee or Union Stewards scheduled off by the Company to attend Union Business, will be maintained on the payroll at the straight time rate of the job they would have otherwise performed (maximum 8 hours per day), and Sunday (maximum 12 hours per day). At the end of each month, the Company will invoice the Union for the amount so maintained plus the percentage costs to the Company to maintain these employees on the payroll.

     The Union will reimburse the total amount to the Company each month. The Company will advise the Union each January of the revised percentage cost that will apply for the current year.

     The applicable percentage for the year 1988 will be 5.3%.


                                    Union President



                                    Mill Manager

                                LETTER OF INTENT

                    PROCEDURE FOR REPLACING UNION EXECUTIVE
                   MEMBERS AND JOINT HEALTH & SAFETY MEMBERS
                      WHO ATTEND UNION/MANAGEMENT MEETINGS


For meetings of a short duration of 2 1/2 hours or less, employees who attend these meetings will be replaced as follows:

i) Vacancy may be filled at straight time by a qualified and capable employee within the shift.

ii)  a)   If the meeting is held within 2 1/2 hours before the incoming shift relief is scheduled to report, he will be asked to report early at overtime rates.

     b) If the meeting is held prior to the attendee's shift commences, and the meeting continues into the attendee's shift, the employee working the preceding shift will be asked to remain at overtime rates.

iii) Employees who are working that day in the Line of Progression on the affected shift will be asked by job seniority, then down the Line of Progression starting with the job vacancy itself.

iv)  Anyone qualified and capable from the affected shift at overtime rates.

Meetings expected to last MORE THAN 2 1/2 HOURS shall be covered by Article
                          ----------------------
5:04 of the Labour Agreement.